Exhibit 2.31

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of November 26, 2014

among

FRESENIUS MEDICAL CARE AG & CO. KGAA,

FRESENIUS MEDICAL CARE HOLDINGS, INC.

AND THE OTHER BORROWERS AND GUARANTORS IDENTIFIED HEREIN,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent and L/C Issuer,

DEUTSCHE BANK SECURITIES INC.,

as Sole Syndication Agent,

COMMERZBANK AG, NEW YORK BRANCH

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

THE BANK OF NOVA SCOTIA,

SUNTRUST BANK,

UNICREDIT BANK AG, NEW YORK BRANCH

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK SECURITIES INC.,

COMMERZBANK AG, NEW YORK BRANCH

J.P. MORGAN SECURITIES LLC

THE BANK OF NOVA SCOTIA,

SUNTRUST ROBINSON HUMPHREY, INC.,

UNICREDIT BANK AG, NEW YORK BRANCH

and

WELLS FARGO SECURITIES, LLC

as Mandated Lead Arrangers and Joint Book Runners

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of November 26, 2014 (this “Amendment”), of that certain Credit Agreement referenced below is by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares (“FME”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and the other Borrowers and Guarantors identified herein, the Lenders identified herein and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

WHEREAS, approximately $3.85 billion in revolving credit and term loan facilities were established pursuant to the terms of that Credit Agreement date as of October 30, 2012 (as amended and modified, the “Credit Agreement”) among FME, FMCH and certain subsidiaries and affiliates, as Borrowers and Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested modification of certain provisions of the Credit Agreement, including, among other things, the reconstitution, extension and increase of the revolving credit facilities and an increase and extension of the term loan thereunder;

WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.                                           General Description of Amendment and Extension Provisions:

1.1                               Amendment and Extension of the Revolving Credit Facilities. The Multi-Currency Revolving Commitments are hereby terminated and the remaining Revolving Commitments will be increased and reconstituted to approximately $1.5 billion, consisting of $1,000 million in USD Revolving Commitments and €400 million in Euro Revolving Commitments, and the termination date therefor extended by two years as provided herein. The Lenders acknowledge and agree to the reallocation of USD Revolving Commitments and Euro Revolving Commitments as shown on Schedule 2.01 to the Credit Agreement, as amended hereby and attached hereto.

Immediately upon the effectiveness of this Amendment and the establishment and reconstitution of Revolving Commitments as provided herein, the Lenders providing new or additional commitments will be “Revolving Lenders” for all purposes under the Credit Agreement and the other Credit Documents, and the USD Revolving Lenders shall be deemed to have purchased, without recourse, a risk participation in all existing L/C Obligations and USD Swingline Loans in an amount equal to their respective pro rata share thereof, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be obligated to pay and discharge when due, their pro rata share thereof, as provided therein.

1.2                               Amendment and Extension of the Term Loan Facilities. The balance of the existing Tranche A-1 Term Loan ($2.3 billion remains outstanding) will be refinanced with the proceeds of a new $2.5 billion Tranche A-3 Term Loan and a new €300 million Tranche A-4 Term Loan will be established, in each case, with a maturity two years beyond the maturity for the existing Tranche A-1 Term Loan as provided herein. The Lenders providing commitments for the Tranche A-3 Term Loan and the Tranche A-4 Term Loan agree to the allocation of Tranche A-3 Term Loan Commitments and Tranche A-4 Term Loan Commitments as shown on Schedule 2.01 to the Credit Agreement, as amended hereby and attached hereto.

The proceeds of the Tranche A-3 Term Loan will be funded on a net basis after giving effect to the refinancing of the outstanding principal balance of the Tranche A-1 Term Loan, and the Lenders will fund their respective interests in the Tranche A-3 Term Loan on a net basis after giving effect to the establishment and reconstitution of interests therein with existing Tranche A-1 Term Lenders being allowed a “cashless” roll-over of their interests from the Tranche A-1 Term Loan to the Tranche A-3 Term Loan on a net basis. Lenders providing new or additional Tranche A-3 Term Loan Commitments or Tranche A-4 Term Loan Commitments will be “Tranche A-3 Term Lenders” or “Tranche A-4 Term Lenders”, as applicable, for all purposes under the Credit Agreement and the other Credit Documents.

1.3                               Repricing and Other Amendments. The revolving credit and term loan facilities, as amended, will be repriced and certain other provisions will be modified as provided herein.

1.4                               Commitment Fees. Accrued but unpaid Commitment Fees (the “Pre-Amendment Commitment Fees”) will be paid on the Amendment No. 1 Effective Date, notwithstanding provisions in Section 2.09(a) of the Credit Agreement and elsewhere to the contrary.

Section 2.                                           Amendment of the Credit Agreement. The Credit Agreement is amended in the following respects:

2.1                               Defined Terms. In Section 1.01, the following defined terms are amended or added to read as follows:

“Aggregate Revolving Commitment” means the Aggregate Euro Revolving Commitment and the Aggregate USD Revolving Commitment.

“Alternative Currency” means

(i)                                     for Competitive Revolving Loans, Euros, British Pounds Sterling, Swiss francs, Japanese yen, Canadian dollars and Mexican pesos, and any other currency (other than Dollars) that a Lender is willing to provide; and

(ii)                                  for other purposes hereunder, including “Cash Equivalents”, Euros, British Pounds Sterling, Swiss francs, Japanese yen, Canadian dollars and any other currency that is approved by the Required Lenders.

“Amendment No. 1” means that certain Amendment No. 1 to the Credit Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” means November 26, 2014.

“Applicable Percentage” means the following percentages per annum:

APPLICABLE PERCENTAGES FOR REVOLVING LOANS AND TERM LOANS

				Commitment Fees for
		Fixed LIBOR Rate			Euro
Pricing	Consolidated Leverage	Loans and Letter of	Base Rate	USD Revolving	Revolving
Level	Ratio	Credit Fee	Loans	Loans	Loans
I	> 3.5:1.0	1.625%	0.625%	0.300%	0.575%
II	> 3.0:1.0 but < 3.5:1.0	1.500%	0.500%	0.250%	0.525%
III	> 2.5:1.0 but < 3.0:1.0	1.375%	0.375%	0.250%	0.500%
IV	> 2.0:1.0 but < 2.5:1.0	1.250%	0.250%	0.200%	0.438%
V	< 2.0:1.0	1.125%	0.125%	0.200%	0.400%

Applicable Percentages for the Loan Obligations, the Letter of Credit Fee and the Commitment Fee will be based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b). Any increase or decrease in such Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof.

The Applicable Percentages for any Incremental Loan Facility will be as provided in the Incremental Loan Facility Joinder Agreement relating thereto.

Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Required Lenders” means the Required USD Revolving Lenders, Required Euro Revolving Lenders, Required Tranche A-3 Term Lenders and/or the Required Tranche A-4 Term Lenders, as applicable.

“Arrangers” means MLPF&S, DBSI, Commerzbank AG, New York Branch, J.P. Morgan Securities LLC, The Bank of Nova Scotia, SunTrust Robinson Humphrey, Inc., UniCredit Bank AG, New York Branch and Wells Fargo Securities, LLC, in their capacity as mandated lead arrangers and joint book runners.

“Borrowers” means:

(i)                                     for Credit Extensions under the USD Revolving Commitments (other than USD Swingline Loans), (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers in respect thereof;

(ii)                                  for Credit Extensions under the Euro Revolving Commitments, (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers in respect thereof;

(iii)                               for USD Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(iv)                              for the Tranche A-1 Term Loan, FMCH and the Co-Borrowers;

(v)                                 for the Tranche A-2 Term Loan, FMCH and the Co-Borrowers;

(vi)                              for the Tranche A-3 Term Loan, FMCH and the Co-Borrowers; and

(vii)                           for the Tranche A-4 Term Loan, FME.

and, in each case, including their successors and permitted assigns, subject to the provisions for designation and removal of Borrowers in Section 2.14.

“Cash Management Arrangements” means any arrangement arising in the ordinary course of business to provide cash management services, including cash pool, virtual cash pool, treasury, depository, overdraft, credit or debt card, electronic funds transfer and other cash management arrangements provided to FME or any of its Subsidiaries.

“Commitment Percentages” means the Revolving Commitment Percentage, the Tranche A-3 Term Loan Commitment Percentage and/or the Tranche A-4 Term Loan Commitment Percentage, as context requires.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitive Bid” means a written offer by a USD Revolving Lender to make one or more Competitive Revolving Loans, substantially in the form of Exhibit 2.18-2, duly completed and signed by a USD Revolving Lender.

“Competitive Bid Agent” means (a) any USD Revolving Lender that agrees to act as Competitive Bid Agent or any successor thereto in such capacity or (b) if at any time no USD Revolving Lender is willing or available to serve in such capacity, FMCH.

“Consolidated Net Income” means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for purposes of determining the Consolidated Leverage Ratio, extraordinary gains and losses and gains and losses from discontinued operations, and, in each such case, related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Secured Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) the portion of Consolidated Funded Debt on such day that is subject to a Lien on any asset or property of members of the Consolidated Group securing other Funded Debt, minus the aggregate amount of cash and cash equivalents held by members of the Consolidated Group on such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

“Controlled JV Investments” means any Investment permitted under this Credit Agreement in minority interests in other entities that become Subsidiaries upon the consummation of such Investment.

“Covenant Holiday” shall have the meaning provided in Section 8.10(a).

“Credit Support Party” shall have the meaning provided in the definition of Excluded Swap Obligation.

“Equity-Neutral Convertible Bonds” means the € 400 million 1.125% Equity-Neutral Convertible Bonds due 2020 of FME and related Support Obligations.

“Excluded Swap Obligation” means, with respect to any member of the Consolidated Group that provides a guaranty or security for the Obligations (each, a “Credit Support Party”), any Swap Obligation incurred after the date hereof, if, and to the extent that, all or a portion of the Guaranty of such Credit Support Party of, or the grant under a Credit Document by such Credit Support Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Support Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereof and any and all guarantees of such Credit Support Party’s Swap Obligations by other Credit Support Parties) at the time the Guaranty of such Credit Support Party, or grant by such Credit Support Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Existing Senior Notes” means:

(i)                                     the €250 million aggregate principal amount of 5.50% senior notes due 2016 of FMC Finance VI S.A.,

(ii)                                  the €300 million aggregate principal amount of 5.25% senior notes due 2021 of FMC Finance VII S.A.,

(iii)                               the €100 million aggregate principal amount of floating rate senior notes due 2016, the €400 million aggregate principal amount of 6.50% senior notes due 2018 and the €250 million aggregate principal amount of 5.25% senior notes due 2019 of FMC Finance VIII S.A.,

(iv)                              the $500 million aggregate principal amount of 6.875% senior notes due 2017 and the $650 million aggregate principal amount of 5.75% senior notes due 2021 of Fresenius Medical Care US Finance, Inc., and

(v)                                 the $400 million aggregate principal amount of 6.50% senior notes due 2018, the $800 million aggregate principal amount of 5.625% senior notes due 2019, the $700 million aggregate principal amount of 5.875% senior notes due 2022, the $500 million aggregate principal amount of 4.125% senior notes due 2020 and the $400 million aggregate principal amount of 4.75% senior notes due 2024 of Fresenius Medical Care US Finance II, Inc.,

and, in each case, related Support Obligations.

“Interest Period” means, (a) as to each Fixed LIBOR Rate Loan, the period commencing on the date such Fixed LIBOR Rate Loan is disbursed or converted to or continued as a Fixed LIBOR Rate Loan and ending on (i) the date one, two, three or six months and for Loans other than Competitive Revolving Loans, with the prior written consent of all applicable Lenders, nine or twelve months thereafter, as selected by the applicable Borrower in its Loan Notice, or (ii) such other date not more than six months from the commencement date thereof as requested by the Borrower in its Loan Notice and approved by the Administrative Agent and (b) as to each Absolute Rate Loan, a period of not less than seven days and not more than 180 days as selected by the applicable Borrower in the Bid Request; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d)                                 no Interest Period with respect to any Term Loan shall extend beyond any principal amortization payment date, except to the extent that the portion of such Loan comprised of Fixed LIBOR Rate Loans that is expiring prior to the applicable principal amortization payment date plus the portion comprised of Base Rate Loans equals or exceeds the principal amortization payment then due.

“L/C Advance” means a USD L/C Advance.

“L/C Application” means a USD L/C Application.

“L/C Borrowing” means a USD L/C Borrowing.

“L/C Commitment” means the USD L/C Commitment.

“L/C Credit Extension” means a USD L/C Credit Extension.

“L/C Issuer” means the USD L/C Issuer.

“L/C Obligations” means the USD L/C Obligations.

“L/C Sublimit” means the USD L/C Sublimit.

“Lenders” means the USD Revolving Lenders, the Euro Revolving Lenders, the Tranche A-3 Term Loan Lenders and/or the Tranche A-4 Term Lenders, as appropriate.

“Letter of Credit” means a USD Letter of Credit.

“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swingline Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Fixed LIBOR Rate Loans, which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Disposition or Securitization Transaction, net of (a) direct costs (including legal, accounting and investment banking fees, sales commissions, and underwriting discounts) and (b) estimated taxes paid or payable as a result thereof. For purposes hereof, “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by any member of the Consolidated Group in any Disposition.

“Obligations” means with respect to each of the Borrowers and Guarantors (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) all obligations under any Swap Contract between FME or any of its Subsidiaries, on the one hand, and any Lender or Affiliate of a Lender, on the other hand, to the extent permitted hereunder; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Outstanding Amount” means, on any day,

(a)                                 for USD Revolving Loan Obligations and Competitive Revolving Loans, (i) with respect to Revolving Loans and Swingline Loans thereunder, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings, prepayments and repayments on such date, and (ii) with respect to L/C Obligations thereunder, the Dollar Equivalent amount thereof after giving effect to any L/C Credit Extension, reimbursements and reductions in amounts available to be drawn under Letters of Credit thereunder;

(b)                                 for Euro Revolving Loan Obligations, with respect to Revolving Loans thereunder, the Euro Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings, prepayments and repayments on such date;

(c)                                  with respect to the Tranche A-3 Term Loan, the Dollar Equivalent amount of the aggregate principal amount thereof after giving effect to any prepayments or repayments on such date; and

(d)                                 with respect to the Tranche A-4 Term Loan, the Euro Equivalent amount of the aggregate principal amount thereof after giving effect to any prepayments or repayments on such date.

“Permitted Acquisitions” means any Acquisition that satisfies the following conditions:

(a)                                 the Consolidated Group shall be in compliance with the financial covenants hereunder after giving effect thereto on a Pro Forma Basis;

(b)                                 in the case of an Acquisition of Capital Stock, the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition; and

(c)                                  (i) no Default or Event of Default shall then exist and be continuing immediately before or immediately after giving effect thereto and (ii) with respect to any Acquisition (or series of related Acquisitions) for which cash consideration together with the principal amount of Indebtedness assumed in connection therewith exceeds $400 million in the aggregate, a Responsible Officer of FME shall provide a compliance certificate, in form and detail satisfactory to the Administrative Agent, affirming the matters under the foregoing subclauses.

“Permitted Receivables Financings” means (a) the accounts receivable facility established pursuant to the Seventh Amended and Restated Transfer and Administration Agreement dated as of November 24, 2014 by and among NMC Funding Corporation, as transferor, National Medical Care, Inc., as initial collection agent, Liberty Street Funding LLC and the other conduit investors party thereto, the financial institutions party thereto, The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, New York, PNC Bank, National Association, and Royal Bank of Canada, as administrative agents, and The Bank of Nova Scotia, as administrative agent and as agent, as amended, modified, renewed, or supplemented from time to time, and any Permitted Receivables Financing entered into in replacement thereof and (b) other Securitization Transactions, in each case as amended and in effect from time to time; provided that (i) with respect to all such Securitization Transactions described in clause (b) that are entered into after the Closing Date, (A) each such Securitization Transaction relating to accounts receivable originating in or payable in the United States or any state thereof, and (B) each such Securitization Transaction exceeding $50 million in any instance or $150 million in the aggregate, the Administrative Agent and the Required Lenders shall be reasonably satisfied with the structure and documentation thereof and shall be reasonably satisfied that the terms thereof, including the discount applicable to the subject accounts receivable and the termination events, are (in the good faith understanding of the Administrative Agent and the Required Lenders) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics; and (ii) with respect to all such Permitted Receivables Financings, the documentation therefor shall not be amended or modified in a way that is materially detrimental to the Lenders without the prior written approval of the Administrative Agent and the Required Lenders.

“Primary Borrowers” means:

(i)                                     for Credit Extensions under the USD Revolving Commitments (other than USD Swingline Loans), (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers identified as “Primary Borrowers” in respect thereof;

(ii)                                  for Credit Extensions under the Euro Revolving Commitments, (a) FME, (b) FMCH and the Co-Borrowers and (c) the other Designated Borrowers identified as “Primary Borrowers” in respect thereof;

(iii)                               for USD Swingline Loans, (a) FME and (b) FMCH and the Co-Borrowers;

(iv)                              for the Tranche A-1 Term Loan, FMCH and the Co-Borrowers;

(vii)                           for the Tranche A-2 Term Loan, FMCH and the Co-Borrowers;

(v)                                 for the Tranche A-3 Term Loan, FMCH and the Co-Borrowers; and

(vi)                              for the Tranche A-4 Term Loan, FME.

“Pro Forma Basis” means, for purposes of determining (a) the applicable Pricing Level under the definition of “Applicable Percentage,” (b) compliance with the financial covenants hereunder, (c) Permitted Acquisitions or Controlled JV Investments, and (d) making Restricted Payments hereunder, that the event or transaction relevant to the applicable calculation shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (i) in the case of any Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of such Disposition, and (B) Indebtedness paid or retired in connection with such Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of any Acquisition or any Controlled JV Investments, (A) income statement items (whether positive or negative, but excluding transaction expenses and any one time expenses incurred in connection with the Acquisition or Investment) attributable to the property, entities or business units that are the subject of such Acquisition or Investment shall be included to the extent relating to any period prior to the date of such Acquisition or Investment, and (B) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder); provided, that where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition or Controlled JV Investment is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FME) to be $50 million or less, FME may elect whether or not to make the adjustments otherwise required pursuant to clauses (i) or (ii) hereof, as applicable.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of security becomes effective with respect to such Swap Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and, in each case, can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Tranche A-3 Term Lenders” means, as of any date of determination, Lenders holding in the aggregate more than fifty percent (50%) of the Tranche A-3 Term Loan; provided that the portion of the Tranche A-3 Term Loan held by, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A-3 Term Lenders.

“Required Tranche A-4 Term Lenders” means, as of any date of determination, Lenders holding in the aggregate more than fifty percent (50%) of the Tranche A-4 Term Loan; provided that the portion of the Tranche A-4 Term Loan held by, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A-4 Term Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president-finance, treasurer, assistant treasurer, managing director, management board member or director of a Credit Party (or in the case of a Credit Party that is a partnership, limited liability company or similarly organized entity, including without limitation FME, a Responsible Officer of its general partner, other managing entity or other person authorized to act on its behalf, and if such Person is also a partnership, limited liability company or similarly organized entity, a Responsible Officer of the entity that may be authorized to act on behalf of such Person), and, in the case of a company formed under Luxembourg law, any person(s) authorized under the relevant corporate body, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Revolving Commitment Percentage” means the USD Revolving Commitment Percentage and/or the Euro Revolving Commitment Percentage, as appropriate.

“Revolving Commitments” means the USD Revolving Commitments and the Euro Revolving Commitments.

“Revolving Committed Amount” means the USD Revolving Committed Amount and/or the Euro Revolving Committed Amount.

“Revolving Lenders” means the USD Revolving Lenders and/or the Euro Revolving Lenders, as appropriate.

“Revolving Loan Obligations” means the USD Revolving Loan Obligations, the Euro Revolving Loan Obligations and/or Competitive Revolving Loans, as appropriate.

“Revolving Loans” means the USD Revolving Loans, the Euro Revolving Loans and/or Competitive Revolving Loans, as appropriate.

“Revolving Notes” means the USD Revolving Notes and/or the Euro Revolving Notes.

“Revolving Termination Date” means October 30, 2019.

“Specified Credit Party” has the meaning specified in Section 4.08.

“Swap Obligation” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the USD Swingline Commitment and/or any other commitments to make Swingline Loans established in respect of other Revolving Commitments hereunder.

“Swingline Lender” means the USD Swingline Lender and/or the lender identified as the swingline lender in the case of any other Swingline Loans established hereunder.

“Swingline Loans” means the USD Swingline Loans and/or any other swingline loan established in respect of the other Revolving Commitments hereunder.

“Swingline Notes” means the USD Swingline Note and/or any other promissory notes given to evidence Swingline Loans hereunder.

“Swingline Sublimit” means the USD Swingline Sublimit and/or any other sublimit for other swingline loans established hereunder.

“Term Loan” means the Tranche A-3 Term Loan, the Tranche A-4 Term Loan and any other term loan established under the Incremental Loan Facilities.

“Term Loan Commitments” means the Tranche A-3 Term Loan Commitments, the Tranche A-4 Term Loan Commitments and any term loan commitments established under the Incremental Loan Facilities; provided that, in any such case, after funding of the term loan determinations of “Required Lenders” shall be based on the outstanding principal amount thereof.

“Term Notes” means the Tranche A-3 Term Notes, the Tranche A-4 Term Notes and Notes evidencing any other term loan that may be established under the Incremental Loan Facilities.

“Tranche A-3 Term Lenders” means, prior to the funding of the initial Tranche A-3 Term Loan, those Lenders with Tranche A-3 Term Loan Commitments, and after funding of the Tranche A-3 Term Loan, those Lenders holding a portion of the Tranche A-3 Term Loan, together with their successors and permitted assigns. The initial Tranche A-3 Term Lenders are set forth on Schedule 2.01, as amended.

“Tranche A-3 Term Loan” means the term loan made pursuant to Section 2.01(e-3), including any increase thereto pursuant to any Incremental Loan Facility.

“Tranche A-3 Term Loan Commitment” means, for each Tranche A-3 Term Lender, the commitment of such Lender to make a portion of the Tranche A-3 Term Loan hereunder; provided that, at any time after funding of the Tranche A-3 Term Loan, determinations of “Required Lenders” and “Required Tranche A-3 Term Lenders” shall be based on the outstanding principal amount of the Tranche A-3 Term Loan.

“Tranche A-3 Term Loan Commitment Percentage” means, for each Tranche A-3 Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding, such Lender’s Tranche A-3 Term Loan Committed Amount, and after funding, the principal amount of such Lender’s Tranche A-3 Term Loan, and the denominator of which is, prior to funding, the aggregate principal amount of the Tranche A-3 Term Loan Commitments, and after funding, is the Outstanding Amount of the Tranche A-3 Term Loan. The initial Tranche A-3 Term Loan Commitment Percentages are set forth on Schedule 2.01.

“Tranche A-3 Term Loan Committed Amount” means, for each Tranche A-3 Term Lender, the amount of such Lender’s Tranche A-3 Term Loan Commitment. The initial Tranche A-3 Term Loan Committed Amounts are set forth on Schedule 2.01.

“Tranche A-3 Term Loan Maturity Date” shall have the meaning provided in Section 2.05(d-3).

“Tranche A-3 Term Note” means the promissory notes substantially in the form of Exhibit 2.13-8, if any, given to evidence the Tranche A-3 Term Loans, as amended, restated, modified, supplemented, extended, renewed or replaced.

“Tranche A-4 Term Lenders” means, prior to the funding of the initial Tranche A-4 Term Loan, those Lenders with Tranche A-4 Term Loan Commitments, and after funding of the Tranche A-4 Term Loan, those Lenders holding a portion of the Tranche A-4 Term Loan, together with their successors and permitted assigns. The initial Tranche A-4 Term Lenders are set forth on Schedule 2.01, as amended.

“Tranche A-4 Term Loan” means the term loan made pursuant to Section 2.01(e-4), including any increase thereto pursuant to any Incremental Loan Facility.

“Tranche A-4 Term Loan Commitment” means, for each Tranche A-4 Term Lender, the commitment of such Lender to make a portion of the Tranche A-4 Term Loan hereunder; provided that, at any time after funding of the Tranche A-4 Term Loan, determinations of “Required Lenders” and

“Required Tranche A-4 Term Lenders” shall be based on the outstanding principal amount of the Tranche A-4 Term Loan.

“Tranche A-4 Term Loan Commitment Percentage” means, for each Tranche A-4 Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding, such Lender’s Tranche A-4 Term Loan Committed Amount, and after funding, the principal amount of such Lender’s Tranche A-4 Term Loan, and the denominator of which is, prior to funding, the aggregate principal amount of the Tranche A-4 Term Loan Commitments, and after funding, is the Outstanding Amount of the Tranche A-4 Term Loan. The initial Tranche A-4 Term Loan Commitment Percentages are set forth on Schedule 2.01.

“Tranche A-4 Term Loan Committed Amount” means, for each Tranche A-4 Term Lender, the amount of such Lender’s Tranche A-4 Term Loan Commitment. The initial Tranche A-4 Term Loan Committed Amounts are set forth on Schedule 2.01.

“Tranche A-4 Term Loan Maturity Date” shall have the meaning provided in Section 2.05(d-4).

“Tranche A-4 Term Note” means the promissory notes substantially in the form of Exhibit 2.13-9, if any, given to evidence the Tranche A-4 Term Loans, as amended, restated, modified, supplemented, extended, renewed or replaced.

“USD Letter of Credit” means each standby letter of credit issued or existing under Section 2.01(a)(ii). USD Letters of Credit will be issued in Dollars, Euros or other Alternative Currencies.

2.2                               In Section 1.01, the following defined terms are deleted:

“Aggregate Multi-Currency Revolving Commitment”

“Aggregate Multi-Currency Revolving Committed Amount”

“Consolidated Interest Coverage Ratio”

“Debt Transactions”

“EIB Loan”

“Equity Transaction”

“Excluded Securitization Transactions”

“Multi-Currency L/C Advance”

“Multi-Currency L/C Application”

“Multi-Currency L/C Borrowing”

“Multi-Currency L/C Commitment”

“Multi-Currency L/C Credit Extension”

“Multi-Currency L/C Issuer”

“Multi-Currency L/C Obligations”

“Multi-Currency L/C Sublimit”

“Multi-Currency L/C Unreimbursed Amount”

“Multi-Currency Letter of Credit”

“Multi-Currency Revolving Commitment”

“Multi-Currency Revolving Commitment Percentage”

“Multi-Currency Revolving Committed Amount”

“Multi-Currency Revolving Lenders”

“Multi-Currency Revolving Loan”

“Multi-Currency Revolving Loan Obligations”

“Multi-Currency Revolving Notes”

“Multi-Currency Swingline Commitment”

“Multi-Currency Swingline Lender”

“Multi-Currency Swingline Loan”

“Multi-Currency Swingline Note”

“Multi-Currency Swingline Sublimit”

“Required Multi-Currency Revolving Lenders”

“Required Tranche A-1 Term Lenders”

“Required Tranche A-2 Term Lenders”

“Schuldscheindarlehen”

“Swingline Combined Sublimit”

2.3                               Clause (v) in Section 1.02(a) is amended to read as follows:

(v) any reference to any law shall include all statutory and regulatory provisions, rules, regulations, and orders consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and

2.4                               Section 2.01 is amended to read as follows:

2.01                        Commitments.

(a)                                 USD Revolving Commitments. During the Commitment Period,

(i)                                     USD Revolving Loans. The USD Revolving Lenders severally agree to make revolving credit loans (the “USD Revolving Loans”) to the applicable Borrowers in Dollars, from time to time, on any Business Day, in an aggregate principal amount of up to ONE BILLION DOLLARS ($1,000,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate USD Revolving Committed Amount”);

(ii)                                  USD Letters of Credit. The USD L/C Issuer, in reliance upon the commitments of the USD Revolving Lenders set forth herein, agrees (I) to issue USD Letters of Credit denominated in Dollars, Euros or other Alternative Currencies for the account of the applicable Borrowers and other members of the Consolidated Group on any Business Day, (II) to amend or extend USD Letters of Credit previously issued hereunder, and (III) to honor drawings under USD Letters of Credit in an aggregate principal amount up to TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD L/C Sublimit”), provided that (i) the Outstanding Amount of USD L/C Obligations shall not exceed the USD L/C Sublimit, (ii) the Outstanding Amount of all L/C Obligations shall not exceed the L/C Sublimit, and (iii) for any USD L/C Issuer, the Outstanding Amount of USD L/C Obligations shall not exceed the amount of such USD L/C Issuer’s USD L/C Commitment;

(iii)                               USD Swingline Loans. Subject to the terms and conditions set forth herein and in reliance on the agreements of the other USD Revolving Lenders set forth herein, the USD Swingline Lender agrees to make revolving credit loans (the “USD Swingline Loans”) to the applicable Borrowers in Dollars on any Business Day in an aggregate principal amount of up to TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD Swingline Sublimit”), provided that (A) that the Outstanding Amount of USD Swingline Loans shall not exceed the USD Swingline Sublimit, and (B) the USD Swingline Lender shall not be under any obligation to make any USD Swingline

Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or may have, Fronting Exposure;

and, provided further that, in each case, (A) the Outstanding Amount of USD Revolving Loan Obligations plus the Outstanding Amount of Competitive Revolving Loans shall not exceed the Aggregate USD Revolving Committed Amount, (B) with regard to each USD Revolving Lender individually, the Outstanding Amount of such Lender’s USD Revolving Commitment Percentage of USD Revolving Loan Obligations shall not exceed its respective USD Revolving Committed Amount, and (C) for any particular Borrower, the Outstanding Amount of all USD Revolving Loan Obligations to or for such Borrower shall not exceed its respective Borrowing Limit.

(iv)                              Additional Provisions Relating to USD Revolving Loans. USD Revolving Loans may consist of Base Rate Loans and Fixed LIBOR Rate Loans, or a combination thereof, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(v)                                 Additional Provisions Relating to USD Letters of Credit. Subject to the terms and conditions hereof, each applicable Borrower’s ability to obtain USD Letters of Credit for itself or for other members of the Consolidated Group shall be fully revolving, and accordingly each such applicable Borrower may obtain USD Letters of Credit to replace USD Letters of Credit that have expired or that have been drawn upon and reimbursed.

(vi)                              Additional Provisions Relating to USD Swingline Loans. USD Swingline Loans shall be comprised solely of Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a USD Swingline Loan, each USD Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the USD Swingline Lender a participation interest in such USD Swingline Loan in an amount equal to the product of such Lender’s USD Revolving Commitment Percentage thereof.

(b)                                 Euro Revolving Commitments. During the Commitment Period,

(i)                                     the Euro Revolving Lenders severally agree to make revolving credit loans (the “Euro Revolving Loans”) to the applicable Borrowers in Euros, from time to time, on any Business Day, in an aggregate principal amount of up to FOUR HUNDRED MILLION EUROS (€400,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Euro Revolving Committed Amount”);

and, provided that, in each case, (A) the Outstanding Amount of Euro Revolving Loan Obligations shall not exceed the Aggregate Euro Revolving Committed Amount, (B) with regard to each Euro Revolving Lender individually, the Outstanding Amount of such Lender’s Euro Revolving Commitment Percentage of Euro Revolving Loan Obligations shall not exceed its respective Euro Revolving Committed Amount and (C) for any particular Borrower the Outstanding Amount of all Euro Revolving Loan Obligations to or for such Borrower shall not exceed its respective Borrowing Limit.

(ii)                                  Additional Provisions Relating to Euro Revolving Loans. Euro Revolving Loans shall consist of Fixed LIBOR Rate Loans, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(c)                                  [Reserved].

(d)                                 Competitive Revolving Loans. During the Commitment Period, any Borrower or Borrowers may request the Revolving Lenders to submit offers to make loans, issue letters of credit or bank guaranties, or make other financial accommodations (collectively, the “Competitive Revolving Loans”) in Dollars, Euros, Alternative Currencies or other currencies; provided that (i) the Outstanding Amount of Competitive Revolving Loans shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “Competitive Revolving Loan Maximum Amount”), and (ii) the Outstanding Amount of USD Revolving Loan Obligations plus the Outstanding Amount of Competitive Revolving Loans shall not exceed the Aggregate USD Revolving Committed Amount. Competitive Revolving Loans may be comprised of Fixed LIBOR Margin Bid Loans and Absolute Rate Loans, or a combination thereof, as the applicable Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. There shall not be more than five separate Competitive Revolving Loans outstanding at any time.

(e)                                  Tranche A-1 Term Loan. A term loan (the “Tranche A-1 Term Loan”) in the aggregate principal amount of Two Billion Six Hundred Million Dollars ($2,600,000,000) was made on the Closing Date. The outstanding principal balance of the Tranche A-1 Term Loan on the Amendment No. 1 Effective Date was Two Billion Three Hundred Million Dollars ($2,300,000,000). The Tranche A-1 Term Loan was repaid in full and refinanced on the Amendment No. 1 Effective Date, in whole or in part, with proceeds from the Tranche A-3 Term Loan.

(e-2)                       Tranche A-2 Term Loan. An incremental term loan (the “Tranche A-2 Term Loan”) in the aggregate principal amount of Six Hundred Million Dollars ($600,000,000) was made on July 1, 2014 (the “Incremental Term Loan Closing Date”). The Tranche A-2 Term Loan was repaid in full and refinanced prior to the Amendment No. 1 Effective Date, in whole or in part, with proceeds from the issuance of senior notes.

(e-3)                       Tranche A-3 Term Loan. On the Amendment No. 1 Effective Date, each of the Tranche A-3 Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche A-3 Term Loan Committed Amount) in a single advance in Dollars, in an aggregate principal amount of TWO BILLION FIVE HUNDRED MILLION DOLLARS ($2,500,000,000) (the “Tranche A-3 Term Loan”), to the applicable Borrowers, jointly and severally, as borrowers therefor. The Tranche A-3 Term Loan may consist of Base Rate Loans, Fixed LIBOR Rate Loans or a combination thereof, as such Borrower may request. Amounts repaid on the Tranche A-3 Term Loan may not be reborrowed.

(e-4)                       Tranche A-4 Term Loan. On the Amendment No. 1 Effective Date, each of the Tranche A-4 Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche A-4 Term Loan Committed Amount) in a single advance in Euros, in an aggregate principal amount of THREE HUNDRED MILLION EUROS (€300,000,000) (the “Tranche A-4 Term Loan”), to the applicable Borrower, as borrower therefor. The Tranche A-4 Term Loan shall be comprised solely of Fixed LIBOR Rate Loans. Amounts repaid on the Tranche A-4 Term Loan may not be reborrowed.

(f)                                   Incremental Loan Facilities. At any time on or after the Amendment No. 1 Effective Date, the Borrowers may, on written notice to the Administrative Agent, establish additional credit facilities (collectively, the “Incremental Loan Facilities”) by increasing the aggregate commitments under the existing revolving credit facilities, increasing the amount of existing term loans or establishing new revolving credit and term loan facilities; provided that:

(i)                                     the aggregate principal amount of loans and commitments for all the Incremental Loan Facilities established after the Amendment No. 1 Effective Date will not exceed an amount equal to $1,000 million (or the Dollar Equivalent thereof), plus additional amounts in excess thereof so long as after giving effect thereto on a Pro Forma Basis (assuming, for purposes of any increase in the aggregate commitments under the existing revolving credit facilities, that such incremental revolving commitments are fully drawn), the Consolidated Secured Leverage Ratio shall be not greater than 2.50:1.0;

(ii)                                  no Default or Event of Default shall exist immediately before or immediately after giving effect thereto (assuming, for purposes of any increase in the aggregate commitments under the existing revolving credit facilities, that such incremental revolving commitments are fully drawn) and the conditions to the making of Credit Extensions under Section 5.02 have been satisfied;

(iii)                               the lenders providing commitments for the Incremental Loan Facilities must be Eligible Assignees and otherwise reasonably acceptable to the Administrative Agent and will provide lender joinder agreements or other agreements reasonably satisfactory to the Administrative Agent giving effect to the Incremental Loan Facilities;

(iv)                              if loans are outstanding under a respective credit facility at the time of any such increase, the Borrowers will make such payments and adjustments on the subject Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary and appropriate to give effect to the revised commitment amounts and percentages, it being agreed that the Administrative Agent shall, in consultation with the Borrowers, manage the allocation of the revised Commitment Percentages to the existing Fixed LIBOR Rate Loans in such a manner as to minimize the amounts so payable by the Borrowers;

(v)                                 in the case of an increase in a term loan amount after the first principal amortization payment date, adjustments will be made to the schedule of amortization payments provided therefor, as appropriate, to give effect thereto such that the interest of Lenders in such principal amortization payments will not be less than would have been received if the Incremental Loan Facilities had not been established;

(vi)                              the Borrowers will provide (A) a compliance certificate from a Responsible Officer confirming that no Default or Event of Default shall exist immediately before or after giving effect to the establishment of the Incremental Loan Facilities and demonstrating compliance with the financial covenants hereunder after giving effect to the Incremental Loan Facilities, assuming, in each case, for purposes of any increase in the aggregate commitments under the existing revolving credit facilities, that such incremental revolving commitments are fully drawn, (B) confirmation that the Incremental Loan Facilities constitute “Senior Indebtedness” under any Subordinated Debt and (C) supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Administrative Agent and the Lenders providing commitments for the Incremental Loan Facilities;

(vii)                           payment by the Borrowers of upfront fees, arrangement fees and other fees, if any, payable in respect of the Incremental Loan Facilities; and

(viii)                        to the extent reasonably necessary in the judgment of the Administrative Agent, amendments to each foreign Pledge Agreement and the Parallel Debt Agreement and/or delivery of any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis), in each case in a manner satisfactory to the Administrative Agent.

In connection with the establishment of any Incremental Loan Facility, (A) none of the Lenders, nor any of the Arrangers, shall have any obligation to provide commitments or loans for any Incremental Loan

Facility without their prior written approval, (B) Schedule 2.01 hereto will be revised to reflect the Lenders, Loans, Commitments, committed amounts and Commitment Percentages after giving effect to the establishment of any Incremental Loan Facility, and (C) notwithstanding anything to the contrary contained herein, a Lender may, upon the establishment of an Incremental Loan Facility in connection with a refinancing, extension, loan modification or other similar transaction permitted hereunder, exchange, continue or rollover all or a portion of its Loans in connection therewith, pursuant to a cashless settlement mechanism acceptable to FME, the Administrative Agent and such Lender.

2.5                               Section 2.02(a) is amended to read as follows:

(a)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Fixed LIBOR Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent by delivery to the Administrative Agent of a written Loan Notice. Each such irrevocable notice must be received by the Administrative Agent not later than:

(i)                                     USD Revolving Loans. (A) 1:00 p.m. on the day of the requested Borrowing, in the case of a Borrowing of, or conversion into, USD Revolving Loans that are Base Rate Loans; and (B) 11:30 a.m. three Business Days prior to the requested date of a Borrowing of, or conversion into, USD Revolving Loans that are Fixed LIBOR Rate Loans.

(ii)                                  Euro Revolving Loans. 11:30 a.m. four Business Days prior to the requested date of a Borrowing of, or conversion into, Euro Revolving Loans that are Fixed LIBOR Rate Loans.

(iii)                               [Reserved].

(iv)                              Term Loans. (A) 1:00 p.m. on the day of the requested Borrowing, in the case of a Borrowing of, or conversion into, the Tranche A-3 Term Loan (or any other term loan established under the Incremental Loan Facilities in Dollars) that are Base Rate Loans; and (B) 11:30 a.m. (1) three Business Days prior to the requested date of a Borrowing of, or conversion into, the Tranche A-3 Term Loans (or any other term loan established under the Incremental Loan Facilities in Dollars) that are Fixed LIBOR Rate Loans and (2) four Business Days prior to the requested date of a Borrowing of, or conversion into, the Tranche A-4 Term Loans (or any other term loan established under the Incremental Loan Facilities in an Alternative Currency) that are Fixed LIBOR Rate Loans.

2.6                               Section 2.02(b) is amended to read as follows:

(b)                                 Except as provided in Sections 2.03(c) and 2.04(a), each Borrowing, conversion or continuation shall be a minimum principal amount of:

(i)                                     USD Revolving Loans. (A) $500,000 and whole multiples of $100,000 in excess thereof in the case of USD Revolving Loans that are Base Rate Loans, and (B) $2 million and whole multiples of $1 million in excess thereof in the case of USD Revolving Loans that are Fixed LIBOR Rate Loans.

(ii)                                  Euro Revolving Loans. €5 million and whole multiples of €500,000 in excess thereof in the case of Euro Revolving Loans.

(iii)                               [Reserved].

(iv)                              Term Loans. (A) $5 million and whole multiples of $1 million in excess thereof in the case of the Tranche A-3 Term Loans (or any other term loan established under the Incremental Loan Facilities in Dollars) and (B) €5 million and whole multiples of €1 million in excess thereof in the case of the Tranche A-4 Term Loans (or any other term loan established under the Incremental Loan Facilities in an Alternative Currency).

Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower’s request is with respect to Revolving Loans or Term Loans, and, in each case, the particular kinds and types, (ii) whether such request is for a Borrowing, conversion, or continuation, (iii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed, converted or continued, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed. If a Borrower fails to specify a currency in a Loan Notice for Loans (other than Euro Revolving Loans or the Tranche A-4 Term Loan) requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in currencies other than Dollars, such Loans shall be continued as Fixed LIBOR Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Fixed LIBOR Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Fixed LIBOR Rate Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

2.7                               Section 2.02(f) is amended to read as follows:

(f)                                   After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, at any time there shall not be more than (i) ten (10) Interest Periods in effect, in the case of USD Revolving Loans, (ii) ten (10) Interest Periods in effect, in the case of Euro Revolving Loans, (iii) ten (10) Interest Periods in effect for any particular Term Loan, unless otherwise agreed by the Administrative Agent, and (iv) the number of Interest Periods for any Incremental Loan Facility provided in the joinder agreement therefor, or if not provided, five Interest Periods.

2.8                               Section 2.03(a)(ii)(D) is amended to read as follows:

(D)                               [reserved];

2.9                               The last sentence of Section 2.03(b)(iii) is amended to read as follows:

Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required USD Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any USD Revolving Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the applicable L/C Issuer not to permit such extension.

2.10                        The last sentence of Section 2.03(b)(iv) is amended to read as follows:

Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required USD Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any USD Revolving Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

2.11                        Section 2.04(a)(ii) is amended to read as follows:

(ii)                                  [Reserved].

2.12                        Section 2.04(b)(ii) is amended to read as follows:

(ii)                                  [Reserved].

2.13                        Section 2.04(c)(ii) is amended to read as follows:

(ii)                                  [Reserved].

2.14                        Section 2.05 is amended to read as follows:

2.05                        Repayment of Loans.

(a)                                 Revolving Loans. The Outstanding Amount of Revolving Loans shall be repaid in full on the Revolving Termination Date.

(b)                                 USD Swingline Loans. The Outstanding Amount of USD Swingline Loans shall be repaid in full on the earlier to occur of (i) the date of demand by the USD Swingline Lender, and (ii) the Revolving Termination Date.

(c)                                  [Reserved].

(d)                                 Tranche A-1 Term Loan. [Reserved — the Tranche A-1 Term Loan has been repaid.]

(d-2)                      Tranche A-2 Term Loan. [Reserved — the Tranche A-2 Term Loan has been repaid.]

(d-3)                      Tranche A-3 Term Loan. The principal amount of the Tranche A-3 Term Loan shall be repaid in twenty (20) consecutive quarterly installments on the last Business Day of each January, April, July and October, beginning January 31, 2015 and ending on October 30, 2019 (the “Tranche A-3 Term Loan Maturity Date”) when the remaining principal amount will be due and payable in full. The first nineteen installments will each be in the principal amount of Fifty Million Dollars ($50,000,000) and the twentieth (20th) and final installment on the Tranche A-3 Term Loan Maturity Date will be in the remaining principal amount of the Tranche A-3 Term Loan.

(d-4)                      Tranche A-4 Term Loan. The principal amount of the Tranche A-4 Term Loan shall be repaid in twenty (20) consecutive quarterly installments on the last Business Day of each January, April, July and October, beginning January 31, 2015 and ending on October 30, 2019 (the “Tranche A-4 Term Loan Maturity Date”) when the remaining principal amount will be due and payable in full. The first nineteen installments will each be in the principal amount of Six Million Euro (€6,000,000) and the twentieth (20th) and final installment on the Tranche A-4 Term Loan Maturity Date will be in the remaining principal amount of the Tranche A-4 Term Loan.

(e)                                  Incremental Loan Facilities. The principal amount of any Incremental Loan Facility established hereunder shall be as provided in the Incremental Loan Facility Joinder Agreement pursuant to which such loan is established.

2.15                        Section 2.06(a)(iii) is amended to read as follows:

(iii)                               [reserved].

2.16                        Section 2.06(b) is amended to read as follows:

(b)                                 Mandatory Prepayments:

(i)                                     Revolving Commitments. If at any time (A) the Outstanding Amount of USD Revolving Loan Obligations and Competitive Revolving Loans shall exceed the Aggregate USD Revolving Committed Amount, (B) the Outstanding Amount of USD L/C Obligations shall exceed the USD L/C Sublimit, (C) the Outstanding Amount of USD Swingline Loans shall exceed the USD Swingline Sublimit, (D) the Outstanding Amount of Euro Revolving Loan Obligations shall exceed the Aggregate Euro Revolving Committed Amount, (E) the aggregate principal amount of Revolving Loan Obligations owing by any Borrower shall exceed its respective Borrowing Limit, or (F) the Outstanding Amount of Competitive Revolving Loans shall exceed the Competitive Revolving Loan Maximum Amount, then the applicable Borrowers shall make an immediate prepayment on or in respect of the respective Revolving Loan Obligations in an amount equal to the difference; provided, however, that, except with respect to clause (B) above, L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans in respect thereof have been paid in full.

(ii)                                  Dispositions. Prepayment will be made on the Loan Obligations on the Business Day following receipt of any Net Cash Proceeds required to be prepaid pursuant to the terms of clauses (A) and (B) hereof in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Disposition by any member of the Consolidated Group (other than in connection with a Disposition permitted by Section 8.05(a) or (g), a Securitization Transaction permitted by Section 8.01(f), or Sale and Leaseback Transaction permitted by Section 8.05(d) or any Disposition to another member of the Consolidated Group permitted by subsections (e) or (f) of Section 8.05) to the extent (A) such proceeds are not reinvested in the same or similar properties or assets within twelve months of the date of such Disposition and (B) the aggregate amount of such proceeds that are not reinvested in accordance with clause (A) hereof exceeds $30 million in any fiscal year.

(iii)                               [Reserved].

(iv)                              [Reserved].

2.17                        Section 2.06(c)(i) is amended to read as follows:

(i)                                     Voluntary Prepayments. Voluntary prepayments on the Term Loans may be applied to the Tranche A-3 Term Loan, the Tranche A-4 Term Loan or any other Term Loan established hereunder as the Borrower may direct; provided that any such prepayment on a Term Loan will be applied to such Term Loan, first, in forward order of maturity to the principal amortization payments coming due within the next twelve months in direct order of maturity and, second, pro rata to the remaining principal amortization installments on such Term Loan, as the case may be. Voluntary prepayments will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.

2.18                        Section 2.06(c)(ii) is amended to read as follows:

(ii)                                  Mandatory Prepayments. Mandatory prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein; provided that:

(A)                               Mandatory prepayments in respect of the Revolving Commitments under subsection (b)(i) above shall be applied to the respective Revolving Loan Obligations as appropriate.

(B)                               Mandatory prepayments in respect of Dispositions under subsection (b)(ii) shall be applied pro rata to the Term Loans with application, first, in forward order to the principal amortization payments coming due within the next twelve months in direct order of maturity and, second, pro rata to the remaining principal amortization installments on such Term Loan, as the case may be, until paid in full, then to the Revolving Loan Obligations.

(C)                               [Reserved].

2.19                        In Section 2.07(a), the references to “USD Revolving Commitments, Euro Revolving Commitments and/or Multi-Currency Revolving Commitments” is amended to read “USD Revolving Commitments and/or Euro Revolving Commitments”.

2.20                        Section 2.08(a)(ii) is amended to read as follows:

(ii)                                  each Loan that is a Base Rate Loan (including USD Swingline Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage.

2.21                        The last sentence of Section 2.09(a) is amended to read as follows:

The Commitment Fee payable in respect of the USD Revolving Commitments will be payable in Dollars, and the Commitment Fee payable in respect of the Euro Revolving Commitments will be payable in Euro.

2.22                        The last sentence of Section 2.09(b)(i) is amended to read as follows:

The Letter of Credit Fee payable in respect of the USD Revolving Commitments will be payable in Dollars.

2.23                        The last sentence of Section 2.09(b)(ii) is amended to read as follows:

Unless otherwise provided, Fronting Fees and other amounts payable hereunder in respect of the USD Revolving Commitments will be payable in Dollars.

2.24                        In Section 2.14(a), the references to “the Required USD Revolving Lenders, the Required Euro Revolving Lenders, the Required Multi-Currency Revolving Lenders, the Required Tranche A-1 Term Lenders or the Required Tranche A-2 Term Lenders” is amended to read “the Required USD Revolving Lenders, the Required Euro Revolving Lenders, the Required Tranche A-3 Term Lenders or the Required Tranche A-4 Term Lenders”.

2.25                        Sections 2.18(a) and (b) are amended to read as follows:

(a)                                 Requesting Competitive Bids. The Borrowers may request the submission of Competitive Bids by delivering a Bid Request to the Competitive Bid Agent and the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Dollars, (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Alternative Currencies other than Special Notice Currencies and (iii) five Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Special Notice Currencies. Each Bid Request shall specify (A) the kind of financial accommodation requested, (B) the Borrower or Borrowers therefor, (C) the requested date of the Bid Borrowing (which shall be a Business Day), (D) the currency and aggregate principal amount of Competitive Revolving Loans requested (which must be in the amount of ten million units of the Applicable Currency and integral multiples of one million units of the Applicable Currency in excess thereof), (E) the Type of Competitive Revolving Loans requested, (F) the currency of the requested Competitive Revolving Loan, and (G) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer or duly authorized signatory of the applicable Borrower. No Bid Request shall contain a request for (1) more than one Type of Competitive Revolving Loan, (2) Competitive Revolving Loans denominated in more than one currency or (3) Competitive Revolving Loans having more than three different Interest Periods. Bid Requests may be grouped and submitted together, but not more frequently than twice in any calendar week. Each such submission may contain up to five separate Bid Requests. Unless the Competitive Bid Agent otherwise agrees in its sole and absolute discretion, the Borrowers may not submit a Bid Request if another Bid Request has been submitted within the preceding five Business Days.

(b)                                 Submitting Competitive Bids.

(i)                                     After confirming with the Administrative Agent that the applicable Bid Request complies with the provisions of Section 2.01(d), the Competitive Bid Agent shall notify each USD Revolving Lender of each Bid Request received by it from the Borrowers and the contents of such Bid Request not later than 2:00 p.m. on the date it receives such Bid Request.

(ii)                                  Each USD Revolving Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Revolving Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Competitive Bid Agent not later than 10:00 a.m. (A) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Dollars, (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Alternative Currencies other than Special Notice Currencies and (C) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Fixed LIBOR Margin Bid Loans denominated in Special Notice Currencies; provided, however, that any Competitive Bid submitted by the Competitive Bid Agent in its capacity as a USD Revolving Lender in response to any Bid Request must be submitted to the Competitive Bid Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other USD Revolving Lenders in response to such Bid Request. Each Competitive Bid shall specify (1) the proposed date of the Bid Borrowing; (2) the principal amount of each Competitive Revolving Loan for which such Competitive Bid is being made, which principal amount (I) may be equal to, greater than or less than the Revolving Commitment of the bidding Lender, (II) must be in the amount of five million units of the Applicable Currency and integral multiples of one million units of the Applicable Currency in excess thereof, and (III) may not exceed the principal amount of Competitive Revolving Loans for which Competitive Bids were requested; (3) if the proposed Bid Borrowing is to consist of Absolute Rate Loans, the Absolute Rate offered for each such Competitive Revolving Loan and the Interest Period applicable thereto; (4) if the proposed Bid Borrowing is to consist of Fixed LIBOR Margin Bid Loans, the Fixed LIBOR Margin Bid with respect to each such Fixed LIBOR Margin Bid Loan and the Interest Period applicable thereto; and (5) the identity of the bidding Lender.

(iii)                               Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any USD Revolving Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Competitive Bid Agent may, but shall not be required to, notify any

USD Revolving Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv)                              Subject only to the provisions of Sections 3.02, 3.03 and 5.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

2.26                        Section 3.03 is amended to read as follows:

3.03                        Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Fixed LIBOR Rate Loan or a conversion to or continuation thereof that

(a)                                 (i) deposits in the Applicable Currency are not being offered to banks in the applicable offshore interbank market for the Applicable Currency, the applicable amount or the applicable Interest Period for such Fixed LIBOR Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Fixed LIBOR Rate for any requested Interest Period with respect to a proposed Fixed LIBOR Rate Loan (whether denominated in Dollars or another currency or in connection with an existing or proposed Base Rate Loan that is determined by reference to the Fixed LIBOR Rate, the “Impacted Loans”), or

(b)                                 the Fixed LIBOR Rate for the Applicable Currency for any requested Interest Period with respect to a proposed Fixed LIBOR Rate Loan, or in connection with an existing or proposed Base Rate Loan which is based on the Fixed LIBOR Rate, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the affected Borrowers and Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain such Fixed LIBOR Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Fixed LIBOR Rate component of the Base Rate, the utilization of the Fixed LIBOR Rate component in determining the Base Rate shall be suspended (to the extent of the affected Fixed LIBOR Rate Loans or Interest Periods), in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Fixed LIBOR Rate Loans in the affected currency or currencies (to the extent of the affected Fixed LIBOR Rate Loans or Interest Periods) in respect thereof or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans or unaffected Fixed LIBOR Rate Loans, as appropriate, in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower and the Required Lenders for the affected class of Impacted Loans, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders for the affected class of Impacted Loans notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund

Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

2.27                        Section 4.01(b) is amended to read as follows:

(b)                                 Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts or other agreements or documents relating to the Obligations, (i) the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law, and (ii) the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

2.28                        A new Section 4.08 is added to read as follows:

4.08                        Keepwell. At the time the Guaranty in this Article IV by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Credit Party”) or the grant of a security interest under the Credit Documents by any such Specified Credit Party, in either case, becomes effective with respect to any Swap Obligation, FME, in the case a Specified Credit Party that is not a Domestic Subsidiary, and FMCH, in the case a Specified Credit Party that is the Domestic Subsidiary hereby, absolutely, unconditionally and irrevocably undertakes to provide, or to cause Subsidiary to provide, such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV, or otherwise under this Credit Agreement, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of FME and FMCH under this Section shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or terminated. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.29                        Section 6.06 is amended to read as follows:

6.06                        No Material Adverse Effect. Since December 31, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

2.30                        Sections 8.01 (Permitted Indebtedness), 8.02 (Permitted Liens) and 8.03 (Permitted Investments) are amended and restated to read as follows:

8.01                        Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness arising or existing under the Credit Agreement and the other Credit Documents;

(b)                                 unsecured or secured intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Sections 8.02(q) and 8.03;

(c)                                  Indebtedness and obligations (contingent or otherwise) owing under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for the purposes of speculation or taking a “market view”;

(d)                                 Indebtedness under capital leases, Synthetic Lease obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) for the Consolidated Group taken as a whole, the total amount of all such Indebtedness (other than (x) intercompany Indebtedness and (y) unsecured deferred purchase price obligations to the extent reported under Section 8.01(f)) plus the Attributable Principal Amount of Sale and Leaseback Transactions that are not otherwise included in such Indebtedness shall not exceed $500 million in the aggregate at any time;

(e)                                  Indebtedness and obligations under Permitted Receivables Financings, provided that the Attributable Principal Amount of all such Permitted Receivables Financings shall not exceed (i) $1,200 million in the aggregate at any time prior to January 1, 2016, (ii) $1,500 million in the aggregate at any time on or after January 1, 2016 but prior to January 1, 2017 and (iii) $1,700 million in the aggregate at any time on or after January 1, 2017;

(f)                                   in addition to other Indebtedness permitted by this Section 8.01 (the other exceptions not limiting the ability of Indebtedness to be incurred or exist under this subsection), other Indebtedness of FME and its Subsidiaries in an aggregate principal amount at any time outstanding of up to $3,000 million;

(g)                                  customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;

(h)                                 unsecured Indebtedness of FME and its Subsidiaries owing to FSE and any of its Subsidiaries (other than FME and its Subsidiaries) in an aggregate principal amount not to exceed $600 million at any time outstanding;

(i)                                     Indebtedness in respect of convertible bonds referred to in Section 8.03(e);

(j)                                    in addition to Indebtedness otherwise permitted under this Section 8.01, the Existing Senior Notes and the Equity-Neutral Convertible Bonds, and any refinancings, refundings, renewals and extensions thereof including any refinancings that occur within the twelve calendar months following the maturity or earlier repayment of such Indebtedness;

(k)                                 in addition to other Indebtedness permitted under this Section 8.01, Indebtedness of up to $1,200 million outstanding at any time assumed or incurred by members of the Consolidated Group that are not Wholly Owned Subsidiaries, including joint ventures and other entities in which FME, directly or indirectly, does not own all of the Capital Stock with ordinary voting power;

(l)                                     in addition to other Indebtedness permitted under this Section 8.01, Indebtedness of up to $750 million assumed or incurred by members of the Consolidated Group in connection with a Permitted Acquisition or a Controlled JV Investment and any related costs, fees and expenses;

(m)                             Indebtedness pursuant to any Cash Management Arrangement; and

(n)                                 in addition to other Indebtedness permitted under this Section 8.01 (the other exceptions not limiting the ability of Indebtedness to be incurred or exist under this subsection), other additional unsecured Indebtedness of FME and its Subsidiaries that are Guarantors hereunder (or are special purpose finance subsidiaries whose Indebtedness is guaranteed by FME and its Subsidiaries that are the Guarantors), provided that at the time of incurrence the Credit Parties will be in compliance with the financial covenants in Section 8.10 on a Pro Forma Basis after giving effect thereto (based on the most recent quarterly or annual financial statements provided under Section 7.01(a) or (b)).

8.02                        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens to secure the loans and obligations owing under this Credit Agreement and the other Credit Documents;

(b)                                 Liens securing obligations under Swap Contracts permitted hereunder;

(i)                                     without limit in the case of Swap Contracts with a Lender or an Affiliate of a Lender, provided that (A) such Liens are on the same collateral that secures the Obligations hereunder and (B) the obligations under such Swap Contract and the Obligations hereunder share pari passu in the collateral subject to such Liens; and

(ii)                                  otherwise up to $75 million in obligations under Swap Contracts may be secured by Liens in other collateral, including cash collateral, whether or not the counterparties thereto are Lenders or Affiliates of Lenders;

(c)                                  Liens for taxes, assessments or governmental charges or levies not yet due or payable or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f)                                   deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing attachments or judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments or pending a judicial determination of a dispute in an amount that would not constitute an Event of Default under Section 9.01(h) if judgment were granted in such amount;

(i)                                     Liens securing, or in respect of, obligations under capital leases or Synthetic Leases and purchase money obligations for fixed or capital assets permitted hereunder, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)                                    Liens on the property or assets of any Credit Party granted in connection with Sale and Leaseback Transactions permitted hereunder;

(k)                                 Liens on the property or assets granted in connection with Permitted Receivables Financings (including any related filings of financing statements), provided that such Liens shall extend only to those accounts receivable and related property that are the subject of the Permitted Receivables Financing;

(l)                                     leases and subleases of real property granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

(m)                             any interest of title of a lessor under, and Liens arising under UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

(n)                                 normal and customary rights of setoff and other liens on deposits of cash in favor of banks and other depository institutions arising as a matter of law or under customary general terms and conditions governing such deposits;

(o)                                 Liens in favor of customs and revenue authorities required as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)                                 Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs and (ii) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs, provided in each case that (A) adequate reserves for such claims or actions have been established and (B)

contributions to such trusts in respect of such actions or claims shall not exceed $60 million at any time;

(q)                                 Liens on the property of, and ownership interests in, members of the Consolidated Group that are not Wholly Owned Subsidiaries, including joint ventures and other entities in which FME, directly or indirectly, does not own all of the Capital Stock with ordinary voting power, securing Indebtedness permitted under Section 8.01(b) and Section 8.01(k);

(r)                                    Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien otherwise permitted by this Section 8.02, provided that (i) such Indebtedness is not secured by any additional assets of the Consolidated Group and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

(s)                                   Liens securing Indebtedness assumed or incurred in connection with a Permitted Acquisition or a Controlled JV Investment as permitted under Section 8.01(l) on property that is acquired in connection with such Acquisition or Investment or subject to the Lien of an existing security agreement assumed in connection with such Acquisition or Investment;

(t)                                    Liens on cash and Investments of Captive Insurance Subsidiaries in connection with insurance arrangements subject to customary and prevailing market standards;

(u)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by members of the Consolidated Group in the ordinary course of business;

(v)                                 Liens relating to any Cash Management Arrangement; and

(w)                               in addition to other Liens permitted under this Section 8.02, other Liens securing Indebtedness permitted hereunder; provided that (i) the aggregate amount of all Indebtedness secured thereby does not at any time exceed an amount equal to five percent (5%) of Consolidated Funded Debt and (ii) the Liens do not cover or extend to any of the Collateral pledged to secure the Obligations hereunder.

8.03                        Investments. Make any Investments, except:

(a)                                 cash (including cash held in non-time deposit accounts) and Cash Equivalents;

(b)                                 accounts receivable created, acquired or made by a member of the Consolidated Group in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)                                  Investments consisting of stock, obligations, securities or other property received by a member of the Consolidated Group in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

(d)                                 Support Obligations permitted by Section 8.01;

(e)                                  loans to employees, directors or officers in connection with the award of convertible bonds under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in an aggregate amount not to exceed $30 million (net of

Indebtedness owing by members of the Consolidated Group to such employees, directors or officers under convertible bonds) in the aggregate at any time outstanding;

(f)                                   other advances or loans to directors, officers, employees or agents not to exceed $30 million in the aggregate at any one time outstanding;

(g)                                  advances or loans to customers, suppliers and potential business partners that do not exceed $150 million in the aggregate at any one time outstanding;

(h)                                 Investments by a member or an Affiliate of a member of the Consolidated Group in connection with a Permitted Receivables Financing;

(i)                                     Permitted Acquisitions;

(j)                                    Investments by FME and its Subsidiaries in and to members of the Consolidated Group, whether or not Wholly-Owned, that are organized and existing under the laws of Approved Jurisdictions (other than the United States);

(k)                                 Investments by FME and its Subsidiaries in and to (i) FMCH and Wholly Owned Domestic Subsidiaries of FMCH, whether or not a Credit Party, and (ii) Foreign Subsidiaries of FMCH that are special purpose finance subsidiaries;

(l)                                     Investments by members of the Consolidated Group that are not organized and existing under the laws of an Approved Jurisdiction in and to other members of the Consolidated Group that are not organized and existing under the laws of an Approved Jurisdiction;

(m)                             so long as at least 75% of consolidated total assets and 75% of Consolidated EBITDA are in or generated by members of the Consolidated Group that are Guarantors organized and existing under the laws of Approved Jurisdictions or their Subsidiaries organized and existing under the laws of Approved Jurisdictions, then Investments by members of the Consolidated Group organized and existing under the laws of Approved Jurisdictions, whether or not Guarantors, in and to other members of the Consolidated Group, whether or not organized and existing under the laws of Approved Jurisdictions, whether or not Wholly Owned and whether or not Guarantors;

(n)                                 Investments by FME and its Subsidiaries in and to Captive Insurance Subsidiaries, in addition to amounts otherwise permitted hereunder, necessary and appropriate to comply with legal and regulatory requirements and consistent with sound business practice, and Investments by the Captive Insurance Subsidiaries consistent with market practice and sound business practice;

(o)                                 Investments by FME and its Subsidiaries in and to joint ventures or other entities in which FME, directly or indirectly, owns less than a majority of the Capital Stock with ordinary voting power of such venture or entity; provided that the aggregate principal amount of all such Investments under this subsection (o), shall not exceed $1,200 million at any time;

(p)                                 loans and advances by FME and its Subsidiaries in FSE in an aggregate principal amount not to exceed $600 million;

(q)           Investments by members of the Consolidated Group in FSE or a common “cash pool” for investment purposes maintained by FSE for the investment of funds on an overnight basis; and

(r)            other loans, advances or investments of a nature whether or not contemplated in the foregoing subsections in an amount not to exceed (i) $500 million in the aggregate at any time outstanding plus (ii) additional amounts in excess thereof; provided that upon giving effect to such Investment pursuant to this Section 8.03(r)(ii) on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 8.10 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 7.01(a) or (b).

2.31        Section 8.04(a)(iii) is amended to read as follows:

(iii)          members of the Consolidated Group may merge or consolidate with Persons that are not members of the Consolidated Group, provided that (A) the transaction shall constitute a Permitted Acquisition or a Controlled JV Investment and shall be permitted by Section 8.03, (B) if the member of the Consolidated Group that is a party to the merger or consolidation is a Wholly Owned Subsidiary of FMCH, then the surviving entity shall be a Wholly Owned Subsidiary of FMCH, (C) if the member of the Consolidated Group that is a party to the merger or consolidation is a Guarantor hereunder, the surviving entity shall be a Guarantor hereunder and (D) no Default or Event of Default shall then exist and be continuing immediately before or immediately after giving effect thereto.

2.32        Section 8.05(g) is amended to read as follows:

(g)           Dispositions in compliance with or consistent with any order, request or approval by, or any agreement with, any Governmental Authority in connection with, as a result of or as a condition to a Permitted Acquisition or a Controlled JV Investment; and

2.33        Section 8.06 (Restricted Payments) is amended to read as follows:

8.06        Restricted Payments. FME will not make or permit any Restricted Payment, except, so long as no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, for the following:

(a)           the purchase, redemption or other acquisition of shares of its common stock or other common equity interests, or warrants and options in respect thereof, in an aggregate amount of up to €500 million in any calendar year;

(b)           other Restricted Payments in an aggregate amount not to exceed the amount set out in Schedule 8.06 in any calendar year; and

(c)           additional Restricted Payments in excess of the amounts permitted under subsections (a) and (b) above; provided that upon giving effect to such Restricted Payment pursuant to this Section 8.06(c) on a Pro Forma Basis, the Consolidated Leverage Ratio would not exceed 3.75 to 1.00 through December 30, 2017, and 3.50 to 1.00 thereafter.

2.34        Section 8.10 (Financial Covenants) is amended to read as follows:

8.10        Financial Covenants.

(a)           Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Leverage Ratio will not exceed:

Maximum Consolidated
Fiscal Quarters Ending	Leverage Ratio
From the Amendment No. 1 Effective Date through	4.00:1.00
December 30, 2017
December 31, 2017 and thereafter	3.75:1.00

; provided that that the foregoing limits may be increased, from time to time, by notice from FME in connection with one or a series of acquisitions and investments in any period of four consecutive fiscal quarters for which financial statements are available (plus the period extending until the next quarterly or annual financial statements shall be due) where the acquisition consideration (including assumed indebtedness) is in excess of $1,000 million, to 4.25:1.0 for a period of up to four consecutive fiscal quarters (the “Covenant Holiday”). Thereafter the Covenant Holiday will not be available again until the original financial covenant levels have been complied with for at least one fiscal quarter.

(b)           [Reserved].

2.35        The last paragraph of Section 9.03 (after the waterfall provisions) is amended to read as follows:

Subject to Section 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

2.36        Section 11.01(a)(v) is amended as follows:

(v)           change any provision of this Section 11.01(a) or the definitions of “Required Lenders”, “Required USD Revolving Lenders”, “Required Euro Revolving Lenders”, “Required Tranche A-3 Term Lenders” or “Required Tranche A-4 Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

2.37        Section 11.01(d) is amended as follows:

(d)           [reserved];

2.38        Section 11.01(e) is amended as follows:

(e)           unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall amend or waive the provisions of Section 5.02 (Conditions to all Credit Extensions), Section 7.12 (Guarantors), Article VIII (Negative Covenants), Article IX (Events of Default and Remedies), this Section 11.01(e) or the definition of “Required Revolving Lenders”;

2.39        Section 11.01(j) is amended as follows:

(j)            unless also signed by the Required Tranche A-3 Term Lenders, no such amendment, waiver or consent shall:

(i)            amend or waive any mandatory prepayment on the Tranche A-3 Term Loan under Section 2.06(b) or the manner of application thereof to the Tranche A-3 Term Loan under Section 2.06(c), or

(ii)           amend or waive the provisions of this Section 11.01(j) or the definition of “Required Tranche A-3 Term Lenders”;

2.40        Section 11.01(l) is amended as follows:

(l)            unless also signed by the Required Tranche A-4 Term Lenders, no such amendment, waiver or consent shall:

(i)            amend or waive any mandatory prepayment on the Tranche A-4 Term Loan under Section 2.06(b) or the manner of application thereof to the Tranche A-4 Term Loan under Section 2.06(c), or

(ii)           amend or waive the provisions of this Section 11.01(l) or the definition of “Required Tranche A-4 Term Lenders”;

2.41        The proviso at the end of the first paragraph in Section 11.01 is amended to read as follows:

; provided however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and any such determination shall be binding on all the Lenders, (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (vi) a Lender may, in connection with an amendment or modification in connection with a refinancing, extension, loan modification or similar transaction permitted hereunder, exchange, continue or rollover all or a portion of its Loans in connection therewith, pursuant to a cashless settlement mechanism acceptable to FME, the Administrative Agent and such Lender.

2.42        In Section 11.13, the reference to “the Required Tranche A-1 Term Lenders or the Required Tranche A-2 Term Lenders” is amended to read “the Required Tranche A-3 Term Lenders or the Required Tranche A-4 Term Lenders”.

2.43        The first sentence of the last paragraph contained in Section 11.15 is hereby amended to read as follows:

IF ANY CREDIT PARTY THAT IS NOT ORGANIZED IN THE UNITED STATES DOES NOT HAVE A PRINCIPAL PLACE OF BUSINESS IN THE UNITED STATES OR ANY STATE OR OTHER POLITICAL SUBDIVISION THEREOF (EACH, A “FOREIGN CREDIT PARTY”), SUCH FOREIGN CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS FMCH (IN SUCH CAPACITY, THE “PROCESS AGENT”), AS ITS AUTHORIZED AGENT,TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 11.15 IN ANY FEDERAL OR NEW YORK STATE COURT, AND HEREBY CONSENTS TO PROCESS BEING SERVED UPON THE PROCESS AGENT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

2.44        Section 11.20 is hereby amended to read as follows:

11.20      Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, including those for Swingline Loans, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

2.45        Section 11.22 is hereby amended to add a subsection to the end thereof to read as follows:

(g)           This Section 11.22 shall apply mutatis mutandis to Fresenius Medical Care Investment GmbH as shareholder of certain Guarantors if and to the extent the enforcement of the guarantees under Article IV constitutes a payment (Auszahlung) by Fresenius Medical Care Investment GmbH within the meaning of section 30 of the German Limited Liability Company Act (GmbHG) and Fresenius Medical Care Investment GmbH may rely on this Section 11.22 as if it was a party to this Credit Agreement.

2.46        The following Schedules and Exhibits are amended and restated in their entirety or added as attached hereto:

Schedule 2.01                 Lenders and Commitments

Schedule 8.06                 Restricted Payments

Exhibit 2.02                     Form of Loan Notice

Exhibit 2.13-8                 Form of Tranche A-3 Term Loan Note

Exhibit 2.13-9                 Form of Tranche A-4 Term Loan Note

Section 3.              Conditions Precedent. This Amendment shall become effective upon prior or simultaneous satisfaction of the following conditions, in form and substance reasonably satisfactory to the Administrative Agent:

3.1          Receipt by the Administrative Agent of executed signature pages to this Amendment (or, in the case of the Lenders, a written consent directing the Administrative Agent to enter into this Amendment on their behalf) from (i) the Borrowers and the Guarantors, (ii) the Administrative Agent, and (iii) the Lenders (together with any “cashless rollover” agreements as may be necessary or appropriate).

3.2          Receipt by the Administrative Agent of legal opinions for the Borrowers and Guarantors, including local counsel, where appropriate, regarding, among other things, existence, due authorization, execution, delivery and enforceability of this Amendment and the other loan documentation, no conflicts with organizational documents, material debt documents or applicable law, and perfection of security interests and, to the extent reasonably necessary in the judgment of the Administrative Agent, amendments to each foreign Pledge Agreement and the Parallel Debt Agreement and/or delivery of any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis), in each case in a manner reasonably satisfactory to the Administrative Agent.

3.3          Receipt by the Administrative Agent of copies of supporting resolutions, Organization Documents (or confirmation that there has been no change to the Organization Documents delivered on the Closing Date), certificates of good standing, incumbency certificates and other corporate documentation from the Borrowers and the Guarantors.

3.4          Payment of the Pre-Amendment Commitment Fees and all other fees and expenses owing in connection with this Amendment, including fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

The Administrative Agent will promptly notify the Credit Parties and the Lenders when the conditions to the effectiveness of the amendment provisions of Section 3 of this Amendment have been met and will confirm that those provisions are effective. The provisions of Sections 1 through 2 hereof shall not be effective until the Administrative Agent shall have given such confirmation.

Section 4.              Representations and Warranties.

4.1          Each of the Credit Parties hereby represents and warrants that:

(a)           it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

(b)           it has executed and delivered this Amendment and this Amendment is a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless whether enforcement is sought in equity or at law);

(c)           as of the date hereof, (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period, in which case they are true and correct as of such earlier period) and (ii) no Default or Event of Default exists or will result herefrom.

4.2          Each Lender becoming a “Lender” under the Credit Agreement as of the date hereof, represents, warrants and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and become a Lender under the Credit Agreement, (ii) it meets the requirements for an “Eligible Assignee” under the Credit Agreement, and if not a Lender or affiliate of a Lender, that it is a commercial lender or other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business, (iii) it has delivered herewith any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including Sections 3.01 and 11.21, duly completed and executed, (iv) it has received copies of the Credit Agreement and other Credit Documents, together with copies of the most recent financial statements delivered pursuant to the terms thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it will, independently without reliance on the Administrative Agent or any other Lender, and based on such documents and other information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (vi) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender for all purposes, and shall perform all obligations (including, for Lenders with Revolving Commitments, the purchase of participation interests in L/C Obligations and Swingline Loans as provided therein) and have all of the rights and benefits of a Lender thereunder, (vii) it will be bound by the Parallel Debt Agreement, as amended and modified, or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German law (under which a parallel debt structure has been created with a view to certain Pledge Agreements) and (viii) it ratifies and approves all acts previously taken by the Collateral Agent on such Lender’s behalf (including the Collateral Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Pledge Agreement governed by German Law).

Section 5.              Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Credit Documents and the term loans established hereby and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents, except as expressly set forth therein.

Section 6.              Consent to Add Designated Borrowers. Subject to satisfaction of the conditions set forth in Section 2.14(a) of the Credit Agreement, the Lenders hereby consent to the designation of the following Subsidiaries as Co-Borrowers under the Credit Agreement:

Fresenius Medical Care Rx, LLC, a Delaware limited liability company

Fresenius Medical Care Pharmacy Services, Inc., a Delaware corporation

Bio Medical Applications of South Carolina, Inc., a Delaware corporation

Bio Medical Applications of Illinois, Inc., a Delaware corporation

FMS New York Services, LLC, a Delaware limited liability company

NNA Management Company of Kentucky, Inc., a Kentucky corporation

Section 7.              FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Credit Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the obligations of the Credit Parties set forth in the Credit Agreement, as modified by this Amendment, as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 8.              Full Force and Effect; Affirmation. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect. Each of the Credit Parties hereby (a) affirms all of its obligations under the Credit Documents to which it is party and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document, except as expressly stated therein.

Section9.               Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section10.             Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

Section 11.            Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any L/C Issuer, any Swingline Lender, the Administrative Agent or the Collateral Agent under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.

Section 12.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Vice President and Treasurer

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BORROWER:

FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, Represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:	/s/ Ronald Kuerbitz
Name:	Ronald Kuerbitz
Title:	Member of the Management Board

By:	/s/ Kent Wanzek
Name:	Kent Wanzek
Title:	Member of the Management Board

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BORROWERS:

NATIONAL MEDICAL CARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC., a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation

BIO-MEDTCAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation

FRESENIUS USA MANUFACTURING, INC., a Delaware corporation

FRESENTUS USA MARKETING, INC., a Delaware corporation

FRESENIUS USA, INC., a Massachusetts corporation

SPECTRA LABORATORIES, INC., a Nevada corporation

WSKC DIALYSIS SERVICES, INC., an Illinois corporation

FRESENIUS MANAGEMENT SERVICES, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation

RENAL CARE GROUP, INC., a Delaware corporation

DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation

RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

RENAL ADVANTAGE HOLDINGS, INC., a Delaware corporation

RENAL ADVANTAGE INC., a Delaware corporation

LIBERTY DIALYSIS, LLC., a Delaware limited liability company

AMERICAN ACCESS CARE HOLDINGS, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MISSOURI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC., a Delaware corporation

DIALYSIS MANAGEMENT CORPORATION, a Texas corporation

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC., a Delaware corporation

NNA OF ALABAMA, INC., an Alabama corporation

BIO-MEDTCAL APPLICATIONS OF DELAWARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTH, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation

RENAL CARE GROUP ALASKA, INC., an Alaska corporation

RENAL CARE GROUP EAST, INC., a Pennsylvania corporation

RCG MISSISSIPPI, INC., a Delaware corporation

RENAL CARE GROUP NORTHWEST, INC., a Delaware corporation

RENAL CARE GROUP TEXAS, INC., a Texas corporation

RCG UNIVERSITY DIVISION, INC., a Tennessee corporation

RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation

RENAL RESEARCH INSTITUTE, LLC, a New York limited liability company

RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New Jersey corporation

SPECTRA EAST, INC., a Delaware corporation

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Treasurer for each of the foregoing

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTOR:	FRESENTUS MEDICAL CARE HOLDINGS, INC. a New York corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Vice President and Treasurer

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTORS:

NATIONAL MEDICAL CARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation

BIO-MEDTCAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation

FRESENIUS USA MANUFACTURING, INC., a Delaware corporation

FRESENTUS USA MARKETING, INC., a Delaware corporation

FRESENIUS USA, INC., a Massachusetts corporation

SPECTRA LABORATORIES, INC., a Nevada corporation

WSKC DIALYSIS SERVICES, INC., an Illinois corporation

FRESENIUS MANAGEMENT SERVICES, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation

RENAL CARE GROUP, INC., a Delaware corporation

DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation

RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

RENAL ADVANTAGE HOLDINGS, INC., a Delaware corporation

RENAL ADVANTAGE INC., a Delaware corporation

LIBERTY DIALYSIS, LLC, a Delaware limited liability company

AMERICAN ACCESS CAREFIOLD1NGS, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MISSOURI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC., a Delaware corporation

DIALYSIS MANAGEMENT CORPORATION, a Texas corporation

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC., a Delaware corporation

NNA OF ALABAMA, INC., an Alabama corporation

BIO-MEDTCAL APPLICATIONS OF DELAWARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF FAYETTEVTLLE, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTH, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation

RENAL CARE GROUP ALASKA, INC., an Alaska corporation

RENAL CARE GROUP EAST, INC., a Pennsylvania corporation

RCG MISSISSIPPI, INC., a Delaware corporation

RENAL CARE GROUP NORTHWEST, INC., a Delaware corporation

RENAL CARE GROUP TEXAS, INC., a Texas corporation

RCG UNIVERSITY DIVISION, INC., a Tennessee corporation

RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation

RENAL RESEARCH INSTITUTE, LLC, a New York limited liability company

RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New Jersey corporation

SPECTRA EAST, INC., a Delaware corporation

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Treasurer for each of the foregoing

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, Represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

	By:	/s/ Ronald Kuerbitz
	Name:	Ronald Kuerbitz
	Title:	Member of the Management Board

	By:	/s/ Kent Wanzek
	Name:	Kent Wanzek
	Title:	Member of the Management Board

FRESENIUS MEDICAL CARE
DEUTSCHLAND GmbH, a German limited liability company

	By:	/s/ Marco Kiene
	Name:	Marco Kiene
	Title:	Managing Director

	By:	/s/ Dominik Wehner
	Name:	Dominik Wehner
	Title:	Managing Director

FRESENIUS MEDICAL CARE BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

	By:	/s/ Michael Brosnan
	Name:	Michael Brosnan
	Title:	Managing Director

	By:	/s/ Rice Powell
	Name:	Rice Powell
	Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTORS:	FRESENIUS MEDICAL CARE US BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

	By:	/s/ Josef Dinger
	Name:	Josef Dinger
	Title:	Managing Director

FRESENIUS MEDICAL CARE US ZWEI VERMÖGENSVERWALTUNGS GmbH & Co. KG, a German limited partnership, represented

	By:	Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company, its General Partner

	By:	/s/ Josef Dinger
	Name:	Josef Dinger
	Title:	Managing Director

FRESENIUS MEDICAL CARE GmbH, a German limited liability company

	By:	/s/ Gunther Klotz
	Name:	Gunther Klotz
	Title:	Managing Director

	By:	/s/ Michael Mareth
	Name:	Michael Mareth
	Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTORS:	FMC FINANCE II S.à r.l., a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Manager

FMC FINANCE VI S.A., a société anonyme organized under the laws of Luxembourg

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FMC FINANCE VII S.A, a société anonyme organized under the laws of Luxembourg

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FMC FINANCE VIII S.A, a société anonyme organized under the laws of Luxembourg

	By:	/s/ Gabriele Dux
	Name:	Gabriele Dux
	Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTOR:	FRESENIUS MEDICAL CARE NORTH AMERICA HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Fresenius Medical Care US Vermögensverwaltungs GmbH, and Co. KG, a German limited partnership, its General Partner

		By:	Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company, its General Partner

		By:	/s/ Josef Dinger
		Name:	Josef Dinger
		Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC., a Delaware corporation
FRESENIUS SECURITIES, INC., a California corporation
SRC HOLDING COMPANY, INC., a Delaware corporation
FRESENIUS MEDICAL CARE US FINANCE, INC., a Delaware corporation
FRESENIUS MEDICAL CARE US FINANCE II, INC., a Delaware corporation
FRESENIUS MEDICAL CARE B, LLC, a Delaware limited liability company
STAT DIALYSIS CORPORATION, a Delaware corporation
LIBERTY DIALYSIS HOLDINGS, INC., a Delaware corporation
RENAL ADVANTAGE PARTNERS, LLC, a Delaware limited liability company
RA ACQUISITION CO., LLC, a Delaware limited liability company
RAI II, LLC, a Delaware limited liability company
RAI CARE CENTERS HOLDINGS I, LLC, a Delaware limited liability company
RAI CARE CENTERS HOLDINGS II, LLC, a Delaware limited liability company
LIBERTY DIALYSIS, INC., a Delaware corporation
AMERICAN ACCESS CARE INVESTMENT HOLDINGS, LLC, a Delaware limited liability company
FRESENIUS VASCULAR CARE, INC., a Delaware corporation
RENEX CORP., a Florida corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Vice President and Treasurer for each of the foregoing

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GUARANTOR:	NEW YORK DIALYSIS SERVICES, INC., a New York corporation

	By:	/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Treasurer

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Anthony W. Kell
	Name:	Anthony W. Kell
	Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent

	By:	/s/ Anthony W. Kell
	Name:	Anthony W. Kell
	Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

	By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Wells Fargo Bank, N.A.,
as a Lender

By:	/s/ Christopher M. Johnson
Name:	Christopher M. Johnson
Title:	Assistant Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

The Bank of Nova Scotia,
as a Lender

By:	/s/ Michelle C. Phillips
Name:	Michelle C. Phillips
Title:	Director & Execution Head

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ James W. Peterson
Name:	James W. Peterson
Title:	Executive Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

SUNTRUST BANK,
as a Lender

By:	/s/ John Cappellari
Name:	John Cappellari
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Commerzbank Aktiengesellschaft, Filiate Luxemburg,

as a Lender

By:	/s/ Dr. Kai-Roderich Bringewald
Name:	Dr. Kai-Roderich Bringewald
Title:	Vice President

By:	/s/ Frank Schmidt
Name:	Frank Schmidt
Title:	Associate

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

UniCredit Bank AG,
as a Lender

By:	/s/ Tom Taylor
Name:	Tom Taylor
Title:	Director

By:	/s/ Thomas Petz
Name:	Thomas Petz
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BNP Paribas S.A. Niederlassung Deutschland
as a Lender

By:	/s/ Martin Müllejans
Name:	Martin Müllejans
Title:	Director

By:	/s/ Rene Höhnlein
Name:	Rene Höhnlein
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

FIRST HAWAIIAN BANK
as a Lender

By:	/s/ Dawn Hofmann
Name:	Dawn Hofmann
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

HSBC Bank plc
as a Lender

By:	/s/ Sarah Mountford
Name:	Sarah Mountford
Title:	Associate Director

RESTRICTED - FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

as a Lender

By:	/s/ Sven Wabbels	/s/ Petra Wegener
Name:	Sven Wabbels	Petra Wegener
Title:	Director	Assistant Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

MIZUHO BANK, Ltd.,
as a Lender

By:	/s/ Yoshizumi Takata	/s/ Richard Cantarellas
Name:	Yoshizumi Takata	Richard Cantarellas
Title:	Joint General Manager	Associate Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BBVA IRELAND p.l.c.,
as a Lender

By:	/s/ Pablo Vallejo
Name:	Pablo Vallejo
Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

TD BANK, N.A.,
as a Lender

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

The Bank of Tokyo Mitsubishi UFJ, Ltd.,
as a Lender

By:	/s/ Scott O’Connell
Name:	Scott O’Connell
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

DNB Capital LLC,
as a Lender

By:	/s/ Bjørn E. Hammerstad
Name:	Bjørn E. Hammerstad
Title:	Senior Vice President

By:	/s/ Philip F. Kurpiewski
Name:	PHILIP F. KURPIEWSKI
Title:	SENIOR VICE PRESIDENT

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

DZ BANK AG
Deutsche Zentral-Genossenschaftsbank
Platz der Republik
60265 Frankfurt am Main,
as a Lender

By:	/s/ Brigitta Engelhard	/s/ Christian Prellwitz
Name:	Brigitta Engelhard	Christian Prellwitz
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Landesbank Baden — Wuerttemberg, acting through its New York Branch as a Lender

By:	/s/ Arndt Bruns
Name:	Arndt Bruns
Title:	Vice President

By:	/s/ Markus Schmauder
Name:	Markus Schmauder
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Landesbank Hessen-Thüringen Girozentrale
as a Lender

By:	/s/ Matthias Metzger	/s/ Claus Hemsteg
Name:	Matthias Metzger	Claus Hemsteg
Title:	SVP	SVP

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Lloyds Bank plc,
as a Lender

By:	/s/ James Galea
Name:	James Galea
Title:	Director, Corporate Loan Markets

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

SEB AG,
as a Lender

By:	/s/ Thilo Zimmermann	/s/ Marion Haas
Name:	Thilo Zimmermann	Marion Haas
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Societe Generale,
as a Lender

By:	/s/ Shelley Guttman
Name:	Shelley Guttman
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Sumitomo Mitsui Banking Corporation,
as a Lender

By:	/s/ A. Hardter	/s/ Harald Wimmer
Name:	A. Hardter	Harald Wimmer
Title:	AGM	AGM

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Mediobanca International (Luxembourg) S.A.
as a Lender

By:	/s/ Robert Belanger	/s/ Martin E. Bloch
Name:	Robert Belanger	Martin E. Bloch
Title:	Vice President	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Banco Santander. S.A. Filiale Frankfurt
as a Lender

By:	/s/ Uwe Steinmetz
Name	Uwe Steinmetz
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sinead Harris
Name:	Sinead Harris
Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Bayerische Landesbank,
as a Lender

By:	/s/ Walter Zötl	/s/ Ursula Lehmpuhl
Name:	Walter Zötl	Ursula Lehmpuhl
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Citibank, N.A., London Branch,
as a Lender

By:	/s/ Lucy Devlin
Name:	Lucy Devlin
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Crédit Agricole
Corporate and Investment Bank Deutschland,
as a Lender

By:	/s/ Frank Schönherr
Name:	Frank Schönherr
Title:	General Manager

/s/ Frederik Norrmann
Frederik NORRMANN
Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Credit Suisse AG, Cayman Islands Branch,
as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Danske Bank
Zweigniederlassung Hamburg,
as a Lender

By:	/s/ Konzog	/s/ Bent Nielsen
Name:	Konzog	Bent Nielsen
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

ING Bank, a Branch of ING-DiBa AG,
as a Lender

By:	/s/ Klaus Berthold	/s/ W. Jansen
Name:	Klaus Berthold	W. Jansen
Title:	Director	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

PNC Bank, National Association,
as a Lender

By:	/s/ Christopher P. KleczKowski
Name:	Christopher P. KleczKowski
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Royal Bank of Canada,
as a Lender

By:	/s/ William Caggiano
Name:	William Caggiano
Title:	Authorized Signatory

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Crédit Industriel et Commercial,
as a Lender

By:	/s/ Ian Richardson

Name:	Ian Richardson

Title:	Director, Acquisition Finance

By:	/s/ M. Gillard

Name:	M. Gillard

Title:	Head of Acquisition Finance

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Crédit Mutuel — BECM Banque Européenne du Crédit Mutuel SAS Niederlassung Deutschland (formerly known as : Banque Européenne du Crédit Mutuel — Niederlassung Deutschland) as a Lender

By:	/s/ Magali TIETZ
Name:	Magali TIETZ
Title:

By:	/s/ Walter ZWEIG
Name:	Walter ZWEIG
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Norddeutsche Landesbank Luxembourg S.A.,
as a Lender

By:	/s/ Marc Felten	/s/ Markus Herges
Name:	Marc Felten	Markus Herges
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

HSH NORDBANK AG,
as a leader

By:	/s/ Kai Erichsen	/s/ Susanne Jensen
Name:	Kai Erichsen	Susanne Jensen
Title:

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

KeyBank National Association,
as a Lender

By:	/s/ Sanya Valeva
Name:	Sanya Valeva
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Timothy J Murphy
Name:	Timothy J Murphy
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

The Bank of New York Mellon,
as a Lender

By:	/s/ Clifford A. Mull
Name:	Clifford A. Mull
Title:	First Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

DBS Bank Ltd., Los Angeles Agency,
as a Lender

By:	/s/ Aik Lim Kok
Name:	Aik Lim Kok
Title:	Chief Operating Officer

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

FIFTH THIRD BANK,
as a Lender

By:	/s/ Joshua N. Livingston
Name:	Joshua N. Livingston
Title:	Duly Authorized Signatory

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Bank of China, New York Branch,
as a Lender

By:	Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Melissa James
Name:	MELISSA JAMES
Title:	Authorized Signatory

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Agricultural Bank of China Ltd., New York Branch
as a Lender

By:	/s/ Jian Zhang
Name:	Jian Zhang
Title:	EVP & Head of Corporate Banking

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Raiffeisen Bank International AG,
as a Lender

By:	/s/ Dr. Natalie Egger-Grunicke
Name:	Dr. Natalie Egger-Grunicke
Title:	Director

By:	/s/ Mag. Georg Lauringer
Name:	Mag. Georg Lauringer
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

First Tennessee Bank, N.A,
as a Lender

By:	/s/ CathyWind
Name:	CathyWind
Title:	SVP

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Deutsche Apotheker- und Ärztebank
as a Lender

By:	/s/ Thilo Gewaltig	/s/ Markus Wendel
Name:	Thilo Gewaltig	Markus Wendel
Title:	Direktor	Prokurist

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

The Bank of East Asia, Ltd., New York Branch,
as a Lender

By:	/s/ James Hua
Name:	James Hua
Title:	SVP

By:	/s/ Kitty Sin
Name:	Kitty Sin
Title:	SVP

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

City National Bank,
as a Lender

By:	/s/ Jeanine Smith
Name:	Jeanine Smith
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

FirstMerit Bank, N.A.,
as a Lender

By:	/s/ Laura Redinger
Name:	Laura Redinger
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

People’s United Bank,
as a Lender

By:	/s/ Yvette D. Hawkins
Name:	Yvette D. Hawkins
Title:	Vice-President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Sabadell United Bank, N.A., as a Lender

By:	/s/ Rafael de Eguia
Name:	Rafael de Eguia
Title:	SVP Head of Origination Americas

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Synovus Bank,
as a Lender

By:	/s/ Mike Sawicki
Mike Sawicki
Corporate Banking

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

The Northern Trust Company,
as a Lender

By:	/s/ Sophia E. Love
Name:	Sophia E. Love
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

First Niagara Bank, N.A.,
as a Lender

By:	/s/ Ken Jamison
Name:	Ken Jamison
Title:	Managing Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

United Community Bank,
as a Lender

By:	/s/ Dwight Seeley
Name:	Dwight Seeley
Title:	Senior Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Arab Banking Corp —Grand Cayman,
as a Lender

By:	/s/ Lana Chervonskaya
Name: Lana Chervonskaya
Title: Vice President
Phone: (212)-583-4757

By:	/s/ Bayo Gbowu
Name: Bayo Gbowu
Title: Vice President
Phone: (212)-583-4874

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Bank of Communications Co., Ltd., New York Branch,
as a Lender

By:	/s/ Shelley He
Name:	Shelley He
Title:	Deputy General Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Taipei Fubon Commercial Bank Co., Ltd.,
as a Lender

By:	/s/ Robin S. Wu
Name:	Robin S. Wu
Title:	FVP & Deputy General Manger

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

AMERICAN SAVINGS BANK. F.S.B.,
as a Lender

By:	/s/ Rian DuBach
Name:	Rian DuBach
Title:	Vice President

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Mega International Commercial Bank Co., Ltd.
New York Branch,
as a Lender

By:	/s/ Angela Chen
Name:	Angela Chen
Title:	VP & Deputy GM

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Mega International Commercial Bank Co., Ltd.
Silicon Valley Branch,
as a Lender

By:	/s/ Nian Tzy Yeh
Name:	Nian Tzy Yeh
Title:	VP & General Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

AZB FUNDING,
as a Lender

By:	/s/ Hiroshi Matsumoto
Name:	Hiroshi Matsumoto
Title:	Deputy General Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

BABSON CLO LTD. 2006-II
BABSON CLO LTD. 2007-I
BABSON MID-MARKET CLO LTD. 2007-II
CLEAR LAKE CLO, LTD.
ST. JAMES RIVER CLO, LTD.,
each as a Lender
By: Babson Capital Management LLC as Collateral
Manager

By:	/s/ Ryan Christenson
Name:	Ryan Christenson
Title:	Director

DIAMOND LAKE CLO, LTD.,
as a Lender
By: Babson Capital Management LLC as Collateral Servicer

By:	/s/ Ryan Christenson
Name:	Ryan Christenson
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Halcyon Loan Investors CLO II, ltd.,
as a Lender
By: Halcyon Loan Investors, L.P. As Collateral Manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Halcyon Loan Investors CLO I, ltd.,
as a Lender
By: Halcyon Loan Investors, L.P. As Collateral Manager

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Lord Abbett Investment Trust — Lord Abbett Short Duration Income Fund,
as a Lender

By:	/s/ Andrew O’Brien
Name:	Andrew O’Brien
Title:	Partner, Portfolio Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Lord Abbett Investment Trust — Lord Abbett Inflation Focused Fund,
as a Lender

By:	/s/ Andrew O’Brien
Name:	Andrew O’Brien
Title:	Partner, Portfolio Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Lord Abbett Series Fund, Inc. — Short Duration Income Portfolio,
as a Lender

By:	/s/ Andrew O’Brien
Name:	Andrew O’Brien
Title:	Partner, Portfolio Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Lord Abbett Passport Portfolios plc. — Lord Abbett Short Duration Income Fund,
as a Lender

By:	/s/ Andrew O’Brien
Name:	Andrew O’Brien
Title:	Partner, Portfolio Manager

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Metropolitan Life Insurance Company,
as a Lender

By:	/s/ Steven R. Bruno
Name:	Steven R. Bruno
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Metlife Reinsurance Co of South Carolina,
as a Lender

By:	/s/ Steven R. Bruno
Name:	Steven R. Bruno
Title:	Director

FRESENIUS MEDICAL CARE

AMENDMENT NO. 1

Schedule 2.01

Lenders and Commitments

See attached.

Schedule 2.01

Fresenius Medical Care

Lenders and Commitments

	USD Revolving	Tranche A-3 USD Term Loan			Euro Revolving	Tranche A-4 Euro Term Loan
	Commitments ($)	Percent	Commitments ($)	Percent	Commitments (€)	Percent	Commitments (€)	Percent
Bank of America, N.A.	$42,211,401.45	4.221140145%	$75,542,159.48	3.021686379%	€5,859,428.45	1.464857113%
Deutsche Bank AG New York Branch	42,211,401.44	4.221140144%	75,542,159.48	3.021686379%	5,859,428.45	1.464857113%
Wells Fargo Bank, N.A.	42,211,401.44	4.221140144%	75,542,159.48	3.021686379%	5,859,428.44	1.464857110%
The Bank of Nova Scotia	42,211,401.44	4.221140144%	75,542,159.48	3.021686379%	5,859,428.44	1.464857110%
JPMorgan Chase Bank, N.A.	42,211,401.44	4.221140144%	75,542,159.48	3.021686379%	5,859,428.44	1.464857110%
SunTrust Bank	42,211,401.44	4.221140144%	75,542,159.48	3.021686379%	5,859,428.44	1.464857110%
Commerzbank Aktiengesellschaft, Filiale Luxemburg	—		27,218,120.28	1.088724811%	43,690,208.49	10.922552123%	34431957.35	11.477319117%
UniCredit Bank, AG	42,211,401.44	4.221140144%	75,542,159.47	3.021686379%	5,859,428.44	1.464857110%
BNP Paribas S.A. Niederlassung Deutschland	21,046,160.33	2.104616033%	23,461,556.47	0.938462259%	9,353,849.04	2.338462260%	7015386.78	2.338462260%
First Hawaiian Bank	—		35,000,000.00	1.400000000%
HSBC Bank plc	21,046,160.33	2.104616033%	58,461,556.47	2.338462259%	9,353,849.04	2.338462260%	7015386.78	2.338462260%
KfW IPEX-Bank GmbH	21,046,160.33	2.104616033%	58,461,556.47	2.338462259%	9,353,849.04	2.338462260%	7015386.78	2.338462260%
Mizuho Bank, Ltd.	21,046,160.33	2.104616033%	58,461,556.47	2.338462259%	9,353,849.04	2.338462260%	7015386.78	2.338462260%
BBVA Ireland p.l.c.	37,000,000.00	3.700000000%	63,000,000.00	2.520000000%
TD Bank, N.A.	37,000,000.00	3.700000000%	63,000,000.00	2.520000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
DNB Capital LLC	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Landesbank Baden-Wuerttemberg, acting through its New York Branch	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Landesbank Hessen-Thüringen Girozentrale	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Lloyds Bank plc	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
SEB AG	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Société Générale	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Sumitomo Mitsui Banking Corporation	16,836,928.27	1.683692827%	46,769,245.18	1.870769807%	7,483,079.23	1.870769808%	5612309.42	1.870769807%
Mediobanca International (Luxembourg) S.A.					33,852,793.77	8.463198443%	30051206.23	10.017068743%
Banco Santander, S.A. Filiale Frankfurt	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
Barclays Bank PLC	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
Bayerische Landesbank			16,000,000.00	0.640000000%	25,561,600.00	6.390400000%	25561600	8.520533333%
Citibank N.A., London Branch	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
Credit Agricole Corporate and Investment Bank Deutschland			16,000,000.00	0.640000000%	25,561,600.00	6.390400000%	25561600	8.520533333%
Credit Suisse AG, Cayman Islands Branch	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
Danske Bank			16,000,000.00	0.640000000%	25,561,600.00	6.390400000%	25561600	8.520533333%
Goldman Sachs Bank USA	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
ING Bank, a Branch of ING-DiBa AG			16,000,000.00	0.640000000%	25,561,600.00	6.390400000%	25561600	8.520533333%
PNC Bank, National Association	21,176,470.59	2.117647059%	58,823,529.41	2.352941176%
Royal Bank of Canada	29,600,000.00	2.960000000%	50,400,000.00	2.016000000%
Crédit Industriel et Commercial	8,344,802.57	0.834480257%	23,180,007.14	0.927200286%	3,708,801.14	0.927200285%	2781600.86	0.927200287%
Crédit Mutuel - BECM Banque Européenne du Crédit Mutuel SAS Niederlassung Deutschland	5,335,201.64	0.533520164%	14,820,004.57	0.592800183%	2,371,200.73	0.592800183%	1778400.55	0.592800183%
Norddeutsche Landesbank Luxembourg S.A.			38,000,011.71	1.520000468%	17,007,589.24	4.251897310%	4560001.41	1.520000470%
HSH Nordbank AG					27,505,394.93	6.876348733%	24416605.07	8.138868357%
KeyBank National Association	17,205,882.35	1.720588235%	47,794,117.65	1.911764706%
U.S. Bank National Association	17,205,882.35	1.720588235%	47,794,117.65	1.911764706%

Schedule 2.01

Fresenius Medical Care

Lenders and Commitments

	USD Revolving	Tranche A-3 USD Term Loan			Euro Revolving	Tranche A-4 Euro Term Loan
	Commitments ($)	Percent	Commitments ($)	Percent	Commitments (€)	Percent	Commitments (€)	Percent
The Bank of New York Mellon	$15,882,352.94	1.588235294%	$44,117,647.06	1.764705882%
DBS Bank Ltd., Los Angeles Agency	13,235,294.12	1.323529412%	36,764,705.88	1.470588235%
Fifth Third Bank	11,911,764.71	1.191176471%	33,088,235.29	1.323529412%
Bank of China, New York Branch	18,000,000.00	1.800000000%	23,884,615.38	0.955384615%
Morgan Stanley Bank, N.A.	10,588,235.29	1.058823529%	29,411,764.71	1.176470588%
Agricultural Bank of China Ltd., New York Branch	10,588,235.29	1.058823529%	29,411,764.71	1.176470588%
Raiffeisen Bank International AG					€13,243,612.98	3.310903245%	11756387.02	3.918795673%
First Tennesse Bank, N.A.	7,941,176.47	0.794117647%	22,058,823.53	0.882352941%
Deutsche Apotheker und Ärztebank					10,594,890.39	2.648722598%	9405109.61	3.135036537%
The Bank of East Asia, Ltd., New York Branch	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
City National Bank	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
FirstMerit Bank, N.A.	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
People’s United Bank	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
Sabadell United Bank, N.A.			25,000,000.00	1.000000000%
Synovus Bank	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
The Northern Trust Company	6,617,647.06	0.661764706%	18,382,352.94	0.735294118%
First Niagara Bank, N. A.			15,000,000.00	0.600000000%
United Community Bank	3,970,588.24	0.397058824%	11,029,411.76	0.441176470%
Arab Banking Corp. - Grand Cayman	3,588,800.90	0.358880090%	9,968,891.40	0.398755656%
Bank of Communications Co., Ltd., New York Branch	2,647,058.82	0.264705882%	7,352,941.18	0.294117647%
Taipei Fubon Commercial Bank Co., Ltd.	2,647,058.82	0.264705882%	7,352,941.18	0.294117647%
American Savings Bank, F.S.B.	2,463,800.82	0.246380082%	6,843,891.18	0.273755647%
Mega International Commercial Bank Co., Ltd. New York Branch	2,382,352.94	0.238235294%	6,617,647.06	0.264705882%
Mega International Commercial Bank Co., Ltd. Silicon Valley Branch	2,382,352.94	0.238235294%	6,617,647.06	0.264705882%
AZB Funding			26,538,461.52	1.061538461%
Babson CLO LTD 2006-II			1,769,230.76	0.070769230%
Babson CLO LTD 2007-I			2,653,846.14	0.106153846%
Babson Mid Market CLO LTD 2007-II			1,769,230.76	0.070769230%
Clear Lake CLO LTD by Babson Capital Management LLC			2,719,101.48	0.108764059%
Diamond Lake CLO LTD			1,973,143.20	0.078925728%
St James River CLO LTD			2,384,678.41	0.095387136%
Halcyon Loan Investors CLO I LTD			2,653,846.14	0.106153846%
Halcyon Loan Investors CLO II LTD			2,705,882.35	0.108235294%
Lord Abbett Investment Trust Lord Abbett Inflation Focused Fund			1,322,229.22	0.052889169%
Lord Abbett Investment Trust Lord Abbett Short Duration Income Fund			48,978,806.92	1.959152277%
Lord Abbett Passport Portfolios Plc - Lord Abbett Short Duration Income Fund			117,346.94	0.004693878%
Lord Abbett Series Fund, Inc. — Short Duration Income Portfolio			4,693.88	0.000187755%
Metropolitan Life Insurance Company			16,000,000.00	0.640000000%
Metlife Reinsurance Co of South Carolina			30,000,000.00	1.200000000%
	$1,000,000,000.00	100.000000000%	$2,500,000,000.00	100.000000000%	€400,000,000.00	100.000000000%	€300,000,000.00	100.000000000%

Schedule 8.06

Restricted Payments

2014	€330 Million
2015	€360 Million
2016	€400 Million
2017	€440 Million
2018	€480 Million
2019	€530 Million

Exhibit 2.02

FORM OF LOAN NOTICE

Date:                          , 20

To:                             Bank of America, N.A., as Administrative Agent

Re:                             Credit Agreement, dated as of October 30, 2012 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement” among, inter alios, FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation, and the other Borrowers identified therein, the Guarantors identified therein, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

1.                                      The undersigned hereby requests the following:

☐ a USD Revolving Loan Borrowing

☐ a USD Revolving Loan continuation

☐ a USD Revolving Loan conversion

☐ a USD Swingline Loan Borrowing

☐ a Euro Revolving Loan Borrowing

☐ a Euro Revolving Loan continuation

☐ a Euro Revolving Loan conversion

☐ a Tranche A-3 Term Loan Borrowing

☐ a Tranche A-3 Term Loan continuation

☐ a Tranche A-3 Term Loan conversion

☐ a Tranche A-4 Term Loan Borrowing

☐ a Tranche A-4 Term Loan continuation

☐ a Tranche A-4 Term Loan conversion

2.                                      Date of Borrowing, conversion or continuation (which shall be a Business Day):

3.                                      Amount and Currency of Borrowing, conversion or continuation:

4.                                      Type of Loan requested:

5.                                      Interest Period (if applicable):

The undersigned hereby represents and warrants that (a) this Loan Notice complies with the requirements, as applicable, of Section 2.01(a) of the Credit Agreement, with respect to USD Swingline Loans and USD Revolving Loans, Section 2.01(b) of the Credit Agreement, with respect to Euro Revolving Loans, Section 2.01(e-3) of the Credit Agreement, with respect to the Tranche A-3 Term Loan, and Section 2.01(e-4) of the Credit Agreement, with respect to the Tranche A-4 Term Loan, and with the requirements of Section 2.02 of the Credit Agreement [and (b) the representations and warranties contained in Sections 5.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of the requested Credit Extension](1).

BORROWER:	[APPLICABLE BORROWER]

By:
Name:
Title:

(1) Bracketed text not applicable if Loan Notice pertains only to continuations and/or conversions.

Exhibit 2.13-8

FORM OF TRANCHE A-3 TERM LOAN NOTE

             , 20

FOR VALUE RECEIVED, each of the undersigned (the “Tranche A-3 Term Loan Borrower”), hereby promises to                                          , its successors or registered assigns (the “Tranche A-3 Term Loan Lender”) the aggregate unpaid principal amount of the Tranche A-3 Term Loan made by the Tranche A-3 Term Loan Lender under that certain Credit Agreement, dated as of October 30, 2012 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among, inter alios, Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares, Fresenius Medical Care Holdings, Inc., a New York corporation, and the other Borrowers identified therein, the Guarantors identified therein, the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each Tranche A-3 Term Loan Borrower promises to pay interest on the unpaid principal amount of the Tranche A-3 Term Loan made by the Tranche A-3 Term Loan Lender from the date of such Tranche A-3 Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Tranche A-3 Term Loan Lender, at the Administrative Agent’s Office, in Dollars in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Tranche A-3 Term Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Tranche A-3 Term Loan made by the Tranche A-3 Term Loan Lender may be evidenced by one or more loan accounts or records maintained by the Tranche A-3 Term Loan Lender in the ordinary course of business. The Tranche A-3 Term Loan Lender may also attach schedules to this Tranche A-3 Term Loan Note and endorse thereon the date, amount and maturity of its Tranche A-3 Term Loan and payments with respect thereto.

Upon the occurrence and during the continuation of an Event of Default, all amounts then remaining unpaid on this Tranche A-3 Term Loan Note shall become, or may be declared to be, immediately due and payable, in each case as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non-payment of this Tranche A-3 Term Loan Note, all of which are hereby waived by each Tranche A-3 Term Loan Borrower, for itself and its successors and assigns.

THIS TRANCHE A-3 TERM LOAN NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS TRANCHE A-3 TERM LOAN NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

BORROWERS:	FRESENIUS MEDICAL CARE HOLDINGS,
INC., a New York corporation

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation
FRESENIUS USA MANUFACTURING, INC., a Delaware corporation
FRESENIUS USA MARKETING, INC., a Delaware corporation
FRESENIUS USA, INC., a Massachusetts corporation
SPECTRA LABORATORIES, INC., a Nevada corporation
WSKC DIALYSIS SERVICES, INC., an Illinois corporation
FRESENIUS MANAGEMENT SERVICES, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation
RENAL CARE GROUP, INC., a Delaware corporation
DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation
RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation
RENAL ADVANTAGE HOLDINGS, INC., a Delaware corporation
RENAL ADVANTAGE INC., a Delaware corporation
LIBERTY DIALYSIS, LLC, a Delaware limited liability company
AMERICAN ACCESS CARE HOLDINGS, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC., a Delaware corporation
DIALYSIS MANAGEMENT CORPORATION, a Texas corporation
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC., a Delaware corporation
NNA OF ALABAMA, INC., an Alabama corporation
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC., a Delaware corporation
RENAL CARE GROUP OF THE SOUTH, INC., a Delaware corporation
RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation
RENAL CARE GROUP ALASKA, INC., an Alaska corporation
RENAL CARE GROUP EAST, INC., a Pennsylvania corporation
RCG MISSISSIPPI, INC., a Delaware corporation
RENAL CARE GROUP NORTHWEST, INC., a Delaware corporation
RENAL CARE GROUP TEXAS, INC., a Texas corporation
RCG UNIVERSITY DIVISION, INC., a Tennessee corporation
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation
RENAL RESEARCH INSTITUTE, LLC, a New York limited liability company
RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New Jersey corporation
SPECTRA EAST, INC., a Delaware corporation

By:
Name:
Title:

Exhibit 2.13-9

FORM OF TRANCHE A-4 TERM LOAN NOTE

                        , 20

FOR VALUE RECEIVED, the undersigned (the “Tranche A-4 Term Loan Borrower”), hereby promises to                           , its successors or registered assigns (the “Tranche A-4 Term Loan Lender”) the aggregate unpaid principal amount of the Tranche A-4 Term Loan made by the Tranche A-4 Term Loan Lender under that certain Credit Agreement, dated as of October 30, 2012 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among, inter alios, Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares, Fresenius Medical Care Holdings, Inc., a New York corporation, and the other Borrowers identified therein, the Guarantors identified therein, the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Tranche A-4 Term Loan Borrower promises to pay interest on the unpaid principal amount of the Tranche A-4 Term Loan made by the Tranche A-4 Term Loan Lender from the date of such Tranche A-4 Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Tranche A-4 Term Loan Lender, at the Administrative Agent’s Office, in Euro in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Tranche A-4 Term Loan Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Tranche A-4 Term Loan made by the Tranche A-4 Term Loan Lender may be evidenced by one or more loan accounts or records maintained by the Tranche A-4 Term Loan Lender in the ordinary course of business. The Tranche A-4 Term Loan Lender may also attach schedules to this Tranche A-4 Term Loan Note and endorse thereon the date, amount and maturity of its Tranche A-4 Term Loan and payments with respect thereto.

Upon the occurrence and during the continuation of an Event of Default, all amounts then remaining unpaid on this Tranche A-4 Term Loan Note shall become, or may be declared to be, immediately due and payable, in each case as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non-payment of this Tranche A-4 Term Loan Note, all of which are hereby waived by the Tranche A-4 Term Loan Borrower, for itself and its successors and assigns.

THIS TRANCHE A-4 TERM LOAN NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS TRANCHE A-4 TERM LOAN NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

BORROWER:	FRESENIUS MEDICAL AG & Co. KGaA,
a German partnership limited by shares (Kommanditgesellschaft auf Aktien), represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:
Name:
Title:

By:
Name:
Title: